UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a‑101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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IMMUNE DESIGN CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Immune Design Corp.

April 26, 2018

To our Stockholders:

We are pleased to invite you to attend the Annual Meeting of Stockholders of Immune Design Corp. to be held on Wednesday, June 13, 2018 at 1:00 p.m., Pacific time, at 1616 Eastlake Ave. E., 1st Floor, Seattle, WA 98102.

The attached Notice of Annual Meeting of Stockholders and proxy statement describe the formal business that we will transact at the Annual Meeting.

The Board of Directors of Immune Design Corp. has determined that an affirmative vote on each matter that calls for an affirmative vote is in the best interest of Immune Design Corp. and its stockholders and unanimously recommends a vote “For” all such matters considered at the Annual Meeting.

Please promptly submit your proxy by telephone, Internet or by mail whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of Immune Design Corp., we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely yours,
Carlos V. Paya, M.D., Ph.D.
President and Chief Executive Officer

IF YOU HAVE ANY QUESTIONS, PLEASE CALL US AT (206) 682-0645

IMMUNE DESIGN CORP.
1616 Eastlake Ave. E., Suite 310
Seattle, Washington 98102
(206) 682-0645

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE	Wednesday, June 13, 2018
TIME	1:00 p.m. Pacific time
PLACE	1616 Eastlake Ave. E., 1st Floor Seattle, Washington 98102
ITEMS OF BUSINESS	(1) Election of the two nominees named in the attached proxy statement as directors each to serve on the Board of Directors for a three-year term.
(2) Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.
(3) Approval of the stock option exchange program, as described in this proxy statement.
(4) Consideration of any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.
RECORD DATE	The record date for the Annual Meeting is April 19, 2018. Only stockholders of record as of the close of business on that date may vote at the Annual Meeting and any adjournment thereof.
PROXY VOTING
We are pleased to invite you to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please submit your proxy over the telephone or the Internet or by completing, signing and returning the enclosed proxy card to ensure your representation at the meeting. Submitting a proxy will not prevent you from attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain and bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and a proxy issued in your name from that record holder.

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at the offices of Immune Design Corp. for a period of 10 days prior to the Annual Meeting until the close of such meeting.

By Order of the Board of Directors,

Carlos V. Paya, M.D., Ph.D. President and Chief Executive Officer
Seattle, Washington April 26, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2018

While we are sending you this full set of proxy materials, this Notice of Annual Meeting of Stockholders, the proxy statement and our annual report to stockholders for the year ended December 31, 2017 are also available free of charge at ir.immunedesign.com/sec.cfm. Information included on our website, other than the Notice of Annual Meeting of Stockholders, the proxy statement and the annual report to stockholders for the year ended December 31, 2017, is not part of the proxy soliciting materials.

IMMUNE DESIGN CORP.
1616 Eastlake Ave. E., Suite 310
Seattle, Washington 98102
(206) 682-0645

PROXY STATEMENT FOR THE
2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 13, 2018

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

We have sent you this proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the proxy card, or, collectively, the Proxy Materials, because our Board of Directors, or the Board, is soliciting your proxy to vote at the 2018 Annual Meeting of Stockholders, or the Annual Meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may vote by proxy over the telephone, Internet or by mail, and your votes will be cast on your behalf at the Annual Meeting. This process is described below in the section entitled “Voting Procedures.”

If you owned our common stock as of the close of business on April 19, 2018, the record date, you are entitled to vote at the Annual Meeting. We plan to mail the Proxy Materials to all stockholders entitled to vote on or about April 26, 2018. As used in this proxy statement, “we,” “us” and “our” refer to Immune Design Corp. The term “Annual Meeting,” as used in this proxy statement, includes any adjournment or postponement of such meeting.

Will I receive any other proxy materials?
Rules adopted by the Securities and Exchange Commission, or the SEC, allow companies to send stockholders a notice of Internet availability of proxy materials, rather than mail them full sets of proxy materials. This year, we chose to mail full packages of Proxy Materials to stockholders. However, in the future we may take advantage of the Internet distribution option. If, in the future, we choose to send such notices, they would contain instructions on how stockholders can access our notice of annual meeting and proxy statement via the Internet. They would also contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.

How do I attend the Annual Meeting?

The meeting will be held on Wednesday, June 13, 2018 at 1:00 p.m., Pacific time, at 1616 Eastlake Ave. E., 1st Floor, Seattle, Washington 98102. Directions to the Annual Meeting may be found on our website at www.immunedesign.com. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record as of the close of business on April 19, 2018 will be entitled to vote at the Annual Meeting. As of April 19, 2018, there were 48,125,008 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 19, 2018, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may (a) vote in person at the Annual Meeting or (b) vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone, Internet or by mail as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 19, 2018, your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these Proxy Materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these Proxy Materials, or contact your broker or bank to request a proxy form.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of our outstanding shares of common stock entitled to vote at the Annual Meeting are present at the Annual Meeting in person or represented by proxy.

We will count your shares towards the quorum only if (i) you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee), (ii) you vote in person at the Annual Meeting or (iii) you vote by proxy over the telephone or the Internet as instructed below. We will count abstentions and broker non-votes towards the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.
What am I voting on and how many votes are needed to approve each proposal?

Proposal 1: Election of Directors. Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Plurality means that the individuals who receive the largest number of “For” votes cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. Accordingly, the two nominees receiving the most “For” votes will be elected as directors. Abstentions and broker non-votes will not affect the outcome of the election of directors. You may not vote your shares cumulatively for the election of directors.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 will require “For” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. We do not count abstentions and broker non-votes as votes cast and they will have no effect on the vote.

Proposal 3: Approval of Stock Option Exchange Program. The approval of the stock option exchange program will require “For” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. We do not count abstentions and broker non-votes as votes cast and they will have no effect on the vote.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee may vote the shares with respect to matters that are considered to be “routine,” but may not vote the shares with respect to “non-routine” matters. Proposals 1 and 3 are considered “non-routine” and Proposal 2 is considered “routine” under The Nasdaq Marketplace Rules, or the Nasdaq Listing Rules.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 19, 2018. The number of shares you own (and may vote) is listed on your proxy card.

What does it mean if I receive more than one proxy card?

You may receive more than one proxy card if your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

How does the Board recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this proxy statement. The Board recommends a vote:

•	Proposal No. 1: “For” the election to the Board of the two nominees, Ed Penhoet, Ph.D. and David Baltimore, Ph.D.;

•	Proposal No. 2: “For” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

•	Proposal No. 3: “For” the approval of the stock option exchange program; and

•	At the proxy holder’s discretion, on such other matters, if any that may come before the Annual Meeting.
With respect to any other matter that properly comes before the Annual Meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion based on our best interest and that of our stockholders. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of Annual Meeting of Stockholders.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may (a) vote in person at the Annual Meeting or (b) vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone, Internet or by mail as instructed below to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•
To vote over the telephone, dial toll-free 1-800-652-8683 and follow the recorded instructions. You will be asked to provide your control number from the proxy card. Your vote must be received by 11:59 p.m., Pacific time on June 12, 2018, to be counted.

•
To vote on the Internet, go to www.envisionreports.com/IMDZ to complete an electronic proxy card. You will be asked to provide your control number from the proxy card. Your vote must be received by 11:59 p.m., Pacific time on June 12, 2018 to be counted.

•
To vote by mail, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, the designated proxy holders will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares held in “street name,” you should have received a proxy card and voting instructions with these Proxy Materials from that organization rather than from us. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these Proxy Materials, or contact your broker, bank or other agent to request a proxy form.

If you sign the enclosed proxy card but do not make specific choices, your proxy will vote your shares “For” all nominees in Proposal 1 and “For” Proposals 2 and 3 as set forth in the Notice of Annual Meeting of Stockholders.

If any other matter is presented, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion based on our best interest and that of our stockholders. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of Annual Meeting of Stockholders.

May I change my vote after submitting my proxy card?

Yes. You may revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of the following four ways:

•	send a timely written revocation of the proxy to our Secretary;

•	enter a new vote over the Internet or by telephone;

•	submit another signed proxy card bearing a later date; or

•	attend and vote in person at the Annual Meeting.

If your shares are not registered in your own name, you will need the appropriate documentation from the stockholder of record to vote personally at the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of the shares. If your shares are held by your broker, bank or another party as a nominee or agent, you should follow the instructions provided by such party.

Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

Who will bear the expense of soliciting proxies?

We will bear the cost of solicitation of proxies. In addition to these proxy materials, our directors and employees and Alliance Advisors, LLC may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Alliance Advisors will be paid its customary fee of approximately $9,000 plus out-of-pocket expenses for soliciting proxies. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners.

How can I find the voting results from the Annual Meeting?

We will announce preliminary voting results at our Annual Meeting. We will publish final voting results in a Current Report on Form 8-K that we expect to file no later than June 19, 2018. If final voting results are not available by June 19, 2018, we will disclose the preliminary results in the Current Report on Form 8-K and, within four business days after the final voting results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

When are stockholder proposals and director nominations due for the 2019 Annual Meeting of Stockholders?

If you wish to submit proposals for inclusion in our proxy statement for the 2019 annual meeting of stockholders, or the 2019 Annual Meeting, we must receive them on or before December 27, 2018, pursuant to the proxy soliciting regulations of the SEC. Nothing in this paragraph shall require us to include in our proxy statement and proxy card for the 2019 Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

If you wish to nominate a director or submit a proposal for presentation at the 2019 Annual Meeting, without including such proposal in next year’s proxy statement, you must be a stockholder of record and provide timely notice in writing to our Secretary at c/o Immune Design Corp., 1616 Eastlake Ave. E., Suite 310, Seattle, Washington 98102. To be timely, we must receive the notice not less than 90 days, nor more than 120 days, prior to the first anniversary of the Annual Meeting, that is, between February 13, 2019 and March 15, 2019; provided, however, that in the event that the date of the 2019 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the currently proposed 2019 Annual Meeting and (b) no later than the close of business on the later of the 90th day prior to the 2019 Annual Meeting or the 10th day following the day on which we first make a public announcement of the date of the 2019 Annual Meeting. Your written notice must contain specific information required in Section 2.13 of our amended and restated bylaws. For additional information about our director nomination requirements, please see our amended and restated bylaws.

How can I get additional information about the company?
This proxy statement and our annual report to stockholders for the year ended December 31, 2017 are available free of charge at ir.immunedesign.com/sec.cfm. In addition, the SEC maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding registrants, including our company, including other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

PROPOSAL 1
ELECTION OF DIRECTORS
General
Our Board currently comprises eight directors. Our amended and restated certificate of incorporation provides for a classified Board consisting of three classes of directors. Class 1 consists of two directors, and Classes 2 and 3 each consist of three directors. Each class serves a staggered three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election.
Upon the recommendation of the nominating and corporate governance committee, our Board has nominated the three individuals listed in the table below for election as directors at the Annual Meeting. If you elect the nominees listed below, they will hold office until the annual meeting of stockholders in 2021 or until their successors have been duly elected and qualified. All nominees are currently serving on our Board and have consented to being named in this proxy statement and to serve if elected.
If any nominee is unable or does not qualify to serve, you or your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election or cease to qualify to serve as directors, the Board will nominate alternates or reduce the size of the Board to eliminate the vacancies. The Board has no reason to believe that any of the nominees would prove unable to serve if elected. There are no arrangements or understandings between us and any director, or nominee for directorship, pursuant to which such person was selected as a director or nominee.

Nominees	Age(1)	Term Expires	Position(s) Held	Director Since
Ed Penhoet, Ph.D.	77	2021	Chairman of the Board	2008
David Baltimore, Ph.D.	80	2021	Director	2008
_______________________
(1)    Ages as of March 28, 2018.

Vote Required
Directors are elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the most “For” votes will be elected as directors. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board.

Our Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

Information About Our Board of Directors
Set forth below are the names, ages and lengths of service of the remaining members of our Board whose terms continue beyond the Annual Meeting.

Continuing Directors	Age(1)	Term Expires	Position(s) Held	Director Since
Franklin Berger	68	2019	Director	2014
Lewis Coleman	76	2019	Director	2015
Peter Svennilson	56	2019	Director	2013
Susan Kelley, M.D.	63	2020	Director	2016
Carlos Paya, M.D., Ph.D.	59	2020	Director, President and Chief Executive Officer	2011
William Ringo	72	2020	Director	2014
_______________________
(1)    Ages as of March 28, 2018.

The principal occupation, business experience and education of each nominee for election as director and each continuing director are set forth below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Nominees for Election

Ed Penhoet, Ph.D. has served as a member of our Board since June 2008 and chairman of the Board since January 2013. Dr. Penhoet is currently an Associate Dean of Biology at the University of California, Berkeley. From June 2000 until December 2016, Dr. Penhoet served as a Director of Alta Partners. He has previously served on the boards of several public and private life sciences companies, including CymaBay Therapeutics, Inc., Scynexis, Inc., aTYR Pharma, Inc., ZymoGenetics, Inc. and Innate Pharma S.A. Dr. Penhoet was a founder of Chiron Corporation, a biotechnology company, where he served as President and Chief Executive Officer from June 1981 to April 1998. Dr. Penhoet recently served as the President of the Gordon and Betty Moore Foundation from June 2004 to January 2008. Dr. Penhoet also served as Dean of the School of Public Health at the University of California, Berkeley from July 1998 to June 2002, where he was earlier a faculty member of the Biochemistry Department. Dr. Penhoet has an A.B in biology from Stanford University and a Ph.D. from the University of Washington. We believe that Dr. Penhoet’s experience in the venture capital industry, serving as a director of other public and private life science companies and founding and serving as President and Chief Executive Officer of a public life science company, gives him the qualifications, skills and financial expertise to serve on our Board.

David Baltimore, Ph.D. has served as a member of our Board since June 2008. Dr. Baltimore is the former president of the California Institute of Technology, where he served from October 1997 to October 2006. Since January 2007, he has served as a Science Partner of the venture capital firm, The Column Group, and from March 1994 to March 2011, he was a director of the Swiss investment company, BB Biotech. From February 2007 to February 2009, he served as the president and chair of the American Association of the Advancement of Science and was most recently named Riken Honorary Fellow. In 1975 he was awarded the Nobel Prize in Physiology or Medicine for his research into viral replication that provided the key to understanding the life cycle of retroviruses. Dr. Baltimore presently serves on the board of directors of Amgen, Inc. and Regulus Therapeutics Inc., each of which is a public biopharmaceutical company. Dr. Baltimore received a B.A. from Swarthmore College and a Ph.D. from The Rockefeller University. He is also a member of numerous scientific advisory boards, including that of Regulus Therapeutics Inc. We believe that Dr. Baltimore’s experience in the venture capital industry and serving as a director of other public and private life science companies gives him the qualifications, skills and financial expertise to serve on our Board.

Continuing Directors

Franklin Berger has served as a member of our Board since March 2014. Mr. Berger worked at Sectoral Asset Management as a founder of the small-cap focused NEMO Fund from January 2007 through June 2008. From May 1998 to March 2003, he served at J.P. Morgan Securities, most recently as Managing Director, Equity Research and Senior Biotechnology Analyst. Previously, Mr. Berger served in similar capacities at Salomon Smith Barney and Josephthal & Co. Mr. Berger also serves on the boards of directors of BELLUS Health, Inc., ESSA Pharma, Inc., Five Prime Therapeutics, Inc., Tocagen Inc. and Proteostasis Therapeutics, Inc., each of which is a public biotechnology company. Mr. Berger previously served as a member of the boards of directors of Seattle Genetics, Inc., Aurinia Pharmaceuticals, Inc., Emisphere Technologies, Inc., BioTime, Inc. and VaxGen, Inc., each of which were public biotechnology or biopharmaceutical companies during Mr. Berger’s service as a director. Mr. Berger received a B.A. in International Relations and an M.A. in International Economics both from Johns Hopkins University and an M.B.A. from the Harvard Business School. Mr. Berger’s financial background and experience as an equity analyst in the biotechnology industry combined with his experience serving on the boards of directors of multiple public companies is important to our strategic planning and financing activities and give him the qualifications, skills and financial expertise to serve on our Board.

Lewis Coleman has served as a member of our Board since March 2015. Mr. Coleman was President of DreamWorks Animation SKG, Inc. beginning in December 2005 and served as Chief Financial Officer beginning March 2007 until his appointment as Vice Chairman in July 2014. In addition, Mr. Coleman was a member of the board of directors of DreamWorks Animation from October 2004 until December 2005, and again from December 2006 until January 2015. Mr. Coleman served on the board of directors of Northrop Grumman Corporation from 2001 until November 2012 and as lead independent director and non-executive Chairman from January 2010 until July 2011. He was the President of the Gordon and Betty Moore Foundation from its founding in November 2000 to December 2004. Prior to that, Mr. Coleman was employed by Banc of America Securities, formerly known as Montgomery Securities, where he was a Senior Managing Director from 1995 to 1998 and Chairman from 1998 to 2000. Before he joined Montgomery Securities, Mr. Coleman spent ten years at the Bank of America and Bank of America Corporation where he held roles as the Head of Capital Markets, Head of the World Banking Group, and Vice Chairman of the board and Chief Financial Officer. He spent the previous thirteen years at Wells Fargo Bank where his positions included Head of International Banking, Chief Personnel Officer and Chairman of the Credit Policy Committee. He received a B.A. in economics from Stanford University. Mr. Coleman is a fellow of the National Academy of Arts and Sciences and was previously a member of the board of directors of Global Crop Diversity Trust, a UN Chartered Non-Profit organization. He also serves on the board of directors of Rubicon Project, Inc., a public technology company, DCI, LLC, a private fund management company, and Vista Capital Advisors, a private financial technology company. Mr. Coleman’s extensive banking and financial experience and board and executive leadership skills with multiple public and private companies gives him the qualifications, skills and financial expertise to serve on our Board.

Susan Kelley, M.D. has served as a member of our Board since June 2016. Dr. Kelley is currently an independent consultant to the pharmaceutical and biotechnology industries in the field of oncology drug development and also serves on the boards of ArQule, Inc., Daré Biosciences (formerly Cerulean Pharma Inc.) and VBL Biogenics Ltd, each a public biotechnology company. Previously, she was a director of Alchemia Ltd., a biotechnology company headquartered in Brisbane, Australia. From 2008 to 2011, Dr. Kelley served as the Chief Medical Officer of the Multiple Myeloma Research Consortium and its sister organization, the Multiple Myeloma Research Foundation, where her leadership responsibilities included the strategic design and management of clinical trials conducted by a consortium of leading myeloma clinical research centers in North America. Prior to the Multiple Myeloma Research Foundation, Dr. Kelley worked with Bayer Healthcare Pharmaceuticals and then Bayer-Schering Pharma from 2001 to 2008 as Vice President, Global Clinical Development and Global Therapeutic Area Head-Oncology. She led the Bayer team responsible for the development and worldwide regulatory approval of Nexavar® (sorafenib) in kidney cancer and liver cancer. From 1987 to 2001, she worked with Bristol-Myers Squibb in Oncology and Immunology drug development. Dr. Kelley received an M.D. from Duke University School of Medicine and completed her training in medical oncology at the Dana-Farber Cancer Institute, Harvard Medical School. We believe that Dr. Kelley’s experience in clinical oncology and oncology drug development gives her the qualifications and skills to serve on our Board.

Carlos Paya, M.D., Ph.D. joined Immune Design in May 2011 as our President, Chief Executive Officer and member of our Board. Beginning March 2017, he also serves on the board of Fluidigm Corporation, a public life sciences technology and tools company. Dr. Paya was previously the President of Elan Corporation, a pharmaceutical corporation, which was acquired by Perrigo Company, from November 2008 to April 2011. Before joining Elan Corporation, Dr. Paya was at Eli Lilly & Company, a pharmaceutical corporation, from September 2001 to November 2008, as Vice President, Lilly Research Laboratories. From January 1991 to August 2001, Dr. Paya was Professor of Medicine, Immunology, and Pathology, and Vice Dean of the Clinical Investigation Program at the Mayo Clinic in Rochester, Minnesota. He received his M.D. and Ph.D. degrees from the University of Madrid and underwent postdoctoral training at the Institute Pasteur, Paris, France. We believe that Dr. Paya’s knowledge of our company and experience in the life sciences industry gives him the qualifications and skills to serve on our Board.

William Ringo has served as a member of our Board since February 2014. Mr. Ringo was a senior advisor to Barclays Healthcare Group and a strategic advisor to Sofinnova Ventures, each from June 2010 until December 2015. From April 2008 until his retirement in April 2010, Mr. Ringo was Senior Vice President of Business Development, Strategy and Innovation at Pfizer Inc., a public pharmaceutical company, and was responsible for guiding Pfizer’s overall strategic planning and business development activities. Prior to joining Pfizer, he served as an executive in residence at Warburg Pincus and Sofinnova Ventures. From August 2004 to April 2006, Mr. Ringo was President and Chief Executive Officer of Abgenix, Inc., a public biotechnology company. Mr. Ringo began his career at Eli Lilly & Company in 1973 and during his 28-year tenure he held a number of senior positions, including Product Group President for Oncology and Critical Care, President of Internal Medicine Products, President of the Infectious Diseases Business Unit and Vice President of Sales and Marketing for U.S. Pharmaceuticals. Mr. Ringo also serves on the boards of directors of Five Prime Therapeutics, Inc., Dermira, Inc. and Assembly Biosciences, Inc., each of which is a public biotechnology or biopharmaceutical company. Mr. Ringo previously served on the board of directors of Onyx Pharmaceuticals, Inc., Sangamo BioSciences, Inc., Encysive Pharmaceuticals, Inc., Inspire Pharmaceuticals, Inc. and InterMune, Inc. He also serves on the board of directors of the Indiana University Health Foundation. He received a B.S. in business administration and an M.B.A. from the University of Dayton. We believe that Mr. Ringo’s experience in the venture capital industry, serving as an executive and director of other public and private life science companies, gives him the qualifications, skills and financial expertise to serve on our Board.

Peter Svennilson has served as a member of our Board since March 2013. In February 2007, Mr. Svennilson founded The Column Group, a venture capital firm, and serves as its managing partner. Mr. Svennilson currently serves as chairman of the board of ORIC Pharmaceuticals, Inc., a private company, and as a member of the board of NGM Biopharmaceuticals, Inc., Constellation Pharmaceuticals, Ribon Therapeutics, Inc. and Gritstone Oncology, Inc., each private biopharmaceutical companies. He served as chairman of the board of Seragon Pharmaceuticals Inc. from January 2008 until it was acquired by Genentech, a member of the Roche Group, in August 2014. He was the chairman of the board of Aragon Pharmaceuticals from May 2009 until it was acquired by Johnson & Johnson in August 2013. Prior to founding The Column Group, he founded Three Crowns Capital, where he served as its managing partner from June 1996 to February 2007. Prior to Three Crowns Capital, he was the associate managing director in charge of European Investment Banking Origination at Nomura Securities in London. Mr. Svennilson is currently a Trustee for The Institute for Advanced Study in Princeton, New Jersey. Mr. Svennilson received an M.B.A. from the Stockholm School of Economics and Finance. We believe that Mr. Svennilson’s experience in the venture capital industry and serving as a director of other public life science companies gives him the qualifications, skills and financial expertise to serve on our Board.

Information About Our Executive Officers Who Are Not Directors

The following table sets forth certain information about our executive officers who are not also directors.

Executive Officers	Age(1)	Position Held
Stephen Brady	48	Executive Vice President, Strategy & Finance
Wayne Gombotz, Ph.D.	58	Chief Development Officer
Jan ter Meulen, M.D.	55	Chief Scientific Officer
Sergey Yurasov, M.D., Ph.D.	49	Senior Vice President, Clinical Development, and Chief Medical Officer
_______________________
(1)    Ages as of March 28, 2018.

The principal occupation, business experience and education of each executive officer are set forth below.

Stephen Brady has been our Executive Vice President, Strategy & Finance since May 2015, and joined Immune Design in September 2013 as our Chief Business Officer. He previously served as Chief Business Officer for 3-V Biosciences, Inc., a biopharmaceutical company, from February 2011 to August 2013, and as Vice President, Corporate Development, Strategy and Operations, from February 2010 to February 2011. From April 2007 to March 2010, he was at Proteolix, Inc., a biopharmaceutical company, most recently serving as Vice President, Corporate Development. Prior to Proteolix, Inc., Mr. Brady served as Senior Corporate Counsel at Lexicon Pharmaceuticals, Inc. from 2001 to 2007. Mr. Brady was also a Vice President with Lazard Venture Advisors, a division of Lazard Freres & Co. LLC, from 2000 to 2001, and an associate at Morrison & Foerster LLP from 1996 to 2000. Mr. Brady received a B.A. in English from the University of Oregon, a J.D. from the University of the Pacific and an LL.M. from New York University School of Law.

Wayne Gombotz, Ph.D. joined Immune Design in December 2011 as our Chief Development Officer. He previously served as Vice President Pharmaceutical Operations at Omeros Corporation, a biopharmaceutical company, from May 2005 to October 2011. Before joining Omeros Corporation, Dr. Gombotz held several executive management positions including Vice President, Process Science & Pharmaceutical Development at Corixa Corporation, a biotechnology company, from September 2002 to March 2005 and Sr. Director, Analytical Chemistry and Formulation at Immunex Corporation, a biopharmaceutical company, from April 1993 to September 2002. He was also a staff scientist at Bristol-Myers Squibb and Enzytech Inc. Dr. Gombotz also currently serves as an Advisory Board Chair of the Center for Intracellular Delivery of Biologics and an Advisory Board Member for the University of Washington’s Department of Bioengineering. Dr. Gombotz received an M.S. and Ph.D. degree in Bioengineering from the University of Washington where he is an Affiliate Assistant Professor.

Jan ter Meulen, M.D. joined Immune Design in October 2013 as our Chief Scientific Officer. He previously served as Executive Director of Vaccine Research and Head of Department of Vaccine Basic Research at Merck Research Laboratories, a pharmaceutical company, from April 2008 to September 2013. Prior to Merck, from March 2003 to April 2008, Dr. ter Meulen served as Executive Director Infectious Diseases at Crucell Holland BV and, from September 2006 to April 2008, as Chief Scientific Officer at Etna Biotech S.r.l., a subsidiary of Crucell. Dr. ter Meulen has an M.D. from Albert Ludwigs University Freiburg in Breisgau, a medical doctorate from Julius Maximilians University Wuerzburg, a higher doctorate from Philipps University Marburg, a Diploma in Tropical Medicine and Hygiene from the London School, and is board certified in Clinical Microbiology by the Chambers of Physicians, Hamburg Germany.

Sergey Yurasov, M.D., Ph.D. joined Immune Design in October 2016 as our Senior Vice President, Clinical Development, and Chief Medical Officer. From August 2014 until September 2016, Dr. Yurosov held positions of increasing responsibility at Clovis Oncology, most recently serving as Senior Vice President, Clinical Development, where he was responsible for overseeing all clinical activities for its rociletinib, rucaparib and lucitanib programs, including regulatory submission and launch support for rociletinib and rucaparib. From August 2010 until August 2014, Dr. Yurasov held positions of increasing responsibility at ImClone Systems, a subsidiary of Eli Lilly & Co., most recently serving as Associate Vice-President, Global Medicine Science, where he led the development of ramucirumab culminating in the FDA submission for second line non-small cell lung cancer indication. Prior to ImClone Systems, he served at Hoffman-La Roche as Clinical Director of Oncology, Pharma Research and Early Development. Prior to his industry experience, Dr. Yurasov was Assistant Professor of Clinical Investigation at the Rockefeller University and Clinical Instructor in the Department of Pediatrics at Memorial Sloan-Kettering Cancer Center, where he was an attending physician. Dr. Yurasov received his M.D. from the Russian State Medical University and his Ph.D. in medical sciences from the Research Institute for Pediatric Oncology in Moscow, Russia. He thereafter completed his residency in general pediatrics at Albert Einstein College of Medicine/Jacobi Medical Center and his subspecialty training in pediatric hematology/oncology at Memorial Sloan-Kettering Cancer Center while serving as a research fellow at The Rockefeller University in Dr. M. Nussenzweig’s laboratory.

Corporate Governance

Board of Directors

The Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in our day-to-day operations. Our executive officers and management oversee our day-to-day operations. Our directors fulfill their duties and responsibilities by attending meetings of the Board, which are held from time to time. The independent directors meet in executive sessions without management or any non-independent directors at least quarterly. The purpose of these executive sessions is to promote open and candid discussion among the non-employee directors.

The Board held four regular meetings and six telephonic meetings during the year ended December 31, 2017. Each incumbent director attended at least 75% of the total of (i) the meetings of the Board held during this period and (ii) the meetings of the committee(s) on which that particular director served during this period.

It is our policy to encourage our directors to attend the Annual Meeting. All members of the Board other than Mr. Ringo attended our 2017 annual meeting of stockholders. It is currently anticipated that all members of the Board will attend the Annual Meeting.

Board of Directors Independence

Rule 5605 of the Nasdaq Listing Rules requires that independent directors compose a majority of a listed company’s board of directors. Under Nasdaq Listing Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions including certain phase-in rules, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the company or any of its subsidiaries; or (ii) be an affiliated person of the company or any of its subsidiaries. In addition to satisfying general independence requirements under the Nasdaq Listing Rules, members of the compensation committee must also satisfy additional independence requirements set forth in Rule 10C-1 under the Exchange Act and Nasdaq Listing Rule 5605(d)(2). Pursuant to Rule 10C-1 under the Exchange Act and Nasdaq Listing Rule 5605(d)(2), in affirmatively determining the independence of a member of a compensation committee of a listed company, the board of directors must consider all factors specifically relevant to determining whether that member has a relationship with the company that is material to that member’s ability to be independent from management in connection with the duties of a compensation committee member, including: (a) the source of compensation of such member, including any consulting, advisory or other compensatory fee paid by the company to such member; and (b) whether such member is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

The Board undertook a review of the composition of our Board and its committees and the independence of each director. In reviewing the independence of our directors, our Board considered the relationships that each such non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family and other relationships, including those relationships described under “Transactions with Related Persons” and below, the Board affirmatively determined that all of its directors satisfy general independence requirements under the Nasdaq Listing Rules, other than Dr. Paya. In making this determination, the Board found that none of the directors, other than Dr. Paya, had a material or other disqualifying relationship with us that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each director, other than Dr. Paya, is “independent” as that term is defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. The Board determined that Dr. Paya, our President and Chief Executive Officer, is not an independent director by virtue of his current employment with us.

The Board also considered the following relationships and transactions that occurred during any 12-month period during the last three fiscal years and determined that they would not interfere with the director’s exercise of independent judgment in carrying out his responsibilities as a director: (1) Mr. Svennilson is a founder and managing partner of The Column Group, a venture capital firm that beneficially owns over 10% of our outstanding common stock. The Column Group and its affiliates participated in past financings, including our follow-on public offerings in September 2016 and October 2017; (2) Dr. Baltimore is a science partner of The Column Group; and (3) Dr. Penhoet retired in December 2016 as a director of Alta Partners, a venture capital firm that beneficially owns over 5% of our outstanding common stock. Alta Partners participated in our past convertible preferred stock financings as well as in our initial public offering.

The Board also determined that each current member of the audit, compensation, and nominating and corporate governance committees satisfies the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable.

Committees of the Board of Directors

The Board has three committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The following table provides membership and meeting information for the year ended December 31, 2017, for each committee:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ed Penhoet, Ph.D.			X
Susan Kelley, M.D.			X
David Baltimore, Ph.D.			X*
Franklin Berger**	X*	X
Lewis Coleman**	X
Carlos Paya, M.D., Ph.D.
William Ringo	X	X*
Peter Svennilson		X
Total meetings in 2017	4	5	3
_______________________
*    Committee Chair
**    Financial Expert

Below is a description of each committee of the Board.

Audit Committee

The audit committee is responsible for assisting the Board in its oversight of the integrity of our financial statements, the qualifications and independence of our independent auditors, and our internal financial and accounting controls. The audit committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the audit committee. The audit committee also prepares the audit committee report that the SEC requires to be included in our annual proxy statement.

Messrs. Berger, Coleman and Ringo served as members of the audit committee in 2017, with Mr. Berger serving as the chairman. All members of the audit committee qualify as an independent director under the corporate governance standards of the Nasdaq Listing Rules and the independence requirements of Rule 10A-3 of the Exchange Act. In addition, the Board has determined that each member of the audit committee is financially literate and that Mr. Berger and Mr. Coleman each qualifies as an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K. In making this determination, the Board considered the formal education and nature and scope of the previous experiences of Mr. Berger and Mr. Coleman, coupled with past and present service on various audit committees. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Listing Rules, which is available on our website at www.immunedesign.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Audit Committee Report (1)

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2017 with management and our independent registered public accounting firm, Ernst & Young LLP. The audit committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or the PCAOB. The audit committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP the firm’s independence. Based on the foregoing, the audit committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

Immune Design Corp.
Audit Committee

Franklin M. Berger, CFA, Chair
Lewis Coleman
William Ringo
_______________________

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under either the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations to the Board regarding candidates for directorships and the structure and composition of our Board and its committees. In addition, the nominating and corporate governance committee is responsible for considering nominations by stockholders of candidates for election to the Board, developing and recommending to the Board corporate governance guidelines applicable to the company and advising the Board on corporate governance matters.

Drs. Penhoet, Baltimore and Kelley served as members of the nominating and corporate governance committee in 2017, with Dr. Baltimore serving as the chairman. Each member of the nominating and corporate governance committee is a non-employee director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act, and each is an independent director under the corporate governance standards of the Nasdaq Listing Rules. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the Nasdaq Listing Rules, which is available on our website at www.immunedesign.com.

It is the policy of the nominating and corporate governance committee to select individuals as director nominees so that the Board as a whole collectively possesses a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of our business. When considering candidates for the Board, the nominating and corporate governance committee may consider the following criteria, among others the nominating and corporate governance committee shall deem appropriate: (i) diversity of personal background, perspective and experience; (ii) personal and professional integrity, ethics and values; (iii) experience in corporate management; (iv) experience relevant to our industry and with relevant social policy concerns; (v) experience as a board member or executive officer of another publicly held company; (vi) relevant academic expertise; (vii) practical and mature business judgment, including ability to make independent analytical inquiries; and (viii) promotion of a diversity of business or career experience relevant to our success.

In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to us during their tenure, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the nominating and corporate governance committee uses its network of contacts and may also retain a search firm to compile a list of potential candidates. The nominating and corporate governance committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq Listing Rules, applicable SEC rules and regulations and the advice of counsel, if necessary. The nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The nominating and corporate governance committee considers the candidates’ qualifications and then selects a nominee for recommendation to the Board.

The nominating and corporate governance committee will consider director candidates recommended by stockholders. Stockholder nominees are analyzed by the nominating and corporate governance committee in the same manner as nominees identified by the nominating and corporate governance committee. If the nominating and corporate governance committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election. The nominating and corporate governance committee also has the authority to retain search firms to assist in the identification of director candidates.

In accordance with our amended and restated bylaws and the charter of the nominating and corporate governance committee, nominations and recommendations of individuals for election to the Board at an annual meeting of stockholders may be made by any stockholder of record entitled to vote for the election of directors at such meeting who provides timely notice in writing to our Secretary at our principal executive offices. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, we must receive the stockholder’s notice (i) no earlier than the close of business on the 120th day prior to the proposed date of the annual meeting and (ii) no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the annual meeting. The stockholder’s written notice must contain specific information required in Section 2.13 of our amended and restated bylaws. For additional information about our director nomination requirements, please see our amended and restated bylaws.

Compensation Committee

The compensation committee reviews our compensation strategy, approves the compensation of our Chief Executive Officer and approves or recommends to the Board for approval the compensation for other executives. The compensation committee reviews all compensation components, including base salary, bonus, equity compensation, benefits and other perquisites. In determining or making recommendations regarding the compensation and other terms of employment of our executive officers, other than our Chief Executive Officer, the compensation committee may, at its sole discretion, consider the recommendations of the Chief Executive Officer. In fulfilling its responsibilities, the compensation committee may delegate any or all of its responsibilities to a subcommittee of the compensation committee, but only to the extent consistent with our amended and restated certificate of incorporation, our amended and restated bylaws, Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or the Code, as applicable, the Nasdaq Listing Rules, and other applicable law.

Messrs. Berger, Ringo and Svennilson served as members of the compensation committee in 2017, with Mr. Ringo serving as the chairman. Each member of the compensation committee is a non-employee director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act and each is an independent director under the corporate governance standards of the Nasdaq Listing Rules and the independence requirements of Rule 10C-1 of the Exchange Act. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Listing Rules, which is available on our website at www.immunedesign.com.

Pursuant to its charter, the compensation committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation. The compensation committee engaged Radford as a compensation consultant in 2017. At the request of the compensation committee, Radford evaluated and provided recommendations regarding the levels of compensation of executive officers and directors relative to our industry peers to our compensation committee for its consideration. The compensation committee took into account the recommendations of Radford and utilized information it provided, including peer data, regarding the compensation of our executive officers and directors in evaluating, recommending and determining compensation levels.

Compensation Committee Interlocks and Insider Participation

During 2017, our compensation committee consisted of Messrs. Berger, Ringo and Svennilson. None of these members of our compensation committee has ever been an officer or employee of ours. None of our executive officers serves, or has served during the last three years, as a member of the Board, compensation committee or other board committee performing equivalent functions of any entity that has one or more of its executive officers serving as one of our directors or on our compensation committee.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure

The positions of our Chairman of the Board and Chief Executive Officer are separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow. Our Board also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

Although our amended and restated bylaws do not require that we separate the Chairman of the Board and Chief Executive Officer positions, our Board believes that having separate positions is the appropriate leadership structure for us at this time. The Board recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairman of the Board with the role of Chief Executive Officer, might be appropriate. Accordingly, our Board may periodically review its leadership structure. The Board believes its administration of its risk oversight function has not affected its leadership structure.

Our independent directors meet alone in executive session at no less than four regular meetings of the Board each year. The Chairman of the Board may call additional executive sessions of the independent directors at any time, and the Chairman of the Board shall call an executive session at the request of a majority of the independent directors. The purpose of these executive sessions is to promote open and candid discussion among non-employee directors.

Role of the Board in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks. Our Board believes that risk management is an important part of establishing, updating and executing on our business strategy. The Board, as a whole and at the committee level, has oversight responsibility relating to risks that could affect our corporate strategy, business objectives, compliance, operations, financial condition and performance. Our Board focuses its oversight on the most significant risks facing us and on its processes to identify, prioritize, assess, manage and mitigate those risks. The Board and its committees receive regular reports from members of our senior management on areas of material risk to us, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on us.
The audit committee, as part of its responsibilities, oversees the management of financial risks, including accounting and reporting matters, liquidity and credit risks, insurance coverage and cash investment strategy and results. The audit committee is also responsible for overseeing the management of risks relating to the performance of our internal audit function, if required, and our independent registered public accounting firm, as well as our systems of internal controls and disclosure controls and procedures. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. The nominating and corporate governance committee oversees the management of risks associated with our overall compliance and corporate governance practices, and the independence and composition of our Board. These committees provide regular reports, on at least a quarterly basis, to the full Board.

Code of Business Conduct and Ethics

We adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.immunedesign.com.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, any provision of our code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website at the Internet address set forth above. We did not amend or grant any waivers of a provision of our code of business conduct and ethics during 2017. Our code of business conduct and ethics is posted on our website at the Internet address set forth above

Hedging and Pledging Policies

We prohibit all of our directors, officers and employees from engaging in any speculative transaction designed to decrease the risks associated with holding our securities, including hedging or similar transactions. We also prohibit any pledging of our securities as collateral for loans and holding our securities in margin accounts. An exception from such policies must be approved by the Compliance Officer, in consultation with the Board or an independent committee of the Board.

Stockholder Communications with Our Board of Directors

The Board has a process by which stockholders may communicate with the Board or any of its directors. Stockholders wishing to communicate directly with our Board may send correspondence to our Secretary, c/o Immune Design Corp., 1616 Eastlake Ave. E., Suite 310, Seattle, Washington 98102. All comments will be forwarded directly to the Board.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The audit committee has appointed Ernst & Young LLP to act as our independent registered public accounting firm and to audit our financial statements for the fiscal year ending December 31, 2018. Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee is presenting this proposal to the stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by our stockholders, the audit committee will consider that fact when it selects our independent auditors for the following fiscal year.
We expect representatives of Ernst & Young LLP will attend the Annual Meeting. We will provide these representatives an opportunity to make a statement at the Annual Meeting if they desire to do so and they will be available to respond to appropriate questions from stockholders.

Vote Required

The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018, requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

Pre-Approval Policies and Procedures

Our audit committee approves the fees and other compensation we pay to Ernst & Young LLP for audit services and pre-approves non-audit services provided by Ernst & Young LLP before it is engaged by us to render non-audit services. These services may include audit-related services, tax services and other services.

The pre-approval requirement set forth above does not apply with respect to non-audit services if:

•	the aggregate amount of all such services provided constitutes no more than 5% of the total amount of revenues paid by us to our auditor during the fiscal year in which the services are provided;

•	such services were not recognized by us at the time of the engagement to be non-audit services; and

•
such services are promptly brought to the attention of the audit committee and approved prior to the completion of the audit by the audit committee or by one or more members of the audit committee who are members of the Board to whom the audit committee has delegated authority to grant such approvals.

The audit committee may delegate to one or more designated members of the audit committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated to pre-approve non-audit services shall be presented to the full audit committee at its next scheduled meeting. The audit committee pre-approved all of the fees described below pursuant to the policies outlined above.

Independent Registered Public Accounting Firm Fees and Services

During the fiscal years ended December 31, 2017 and December 31, 2016, we retained Ernst & Young LLP to provide audit and other services. The following table represents aggregate fees billed or to be billed to us by Ernst & Young LLP for services performed for the fiscal years ended December 31, 2017 and December 31, 2016:

Fees	2017	2016
Audit Fees (1)	$662,709	$630,800
Audit-Related Fees	—	—
Tax Fees (2)	32,360	20,600
All Other Fees	—	—
Total	$695,069	$651,400
_______________________

(1)
This category consisted of fees for professional services rendered for the audit of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Related to the year ended December 31, 2017, fees of $184,000 were billed in connection with our follow-on public offering in October 2017, certain SEC filings we made in connection with our ATM filing in July 2017 and the filing of our Registration Statement on Form S-8. Related to the year ended December 31, 2016, fees of $173,800 were billed in connection with certain SEC filings we made in connection with our follow-on public offering in September 2016, the filing of our Registration Statement on Form S-8 and certain accounting matters in connection with the settlement agreement and license agreement we entered into with TheraVectys SA in October 2016.

(2)
This category consisted of fees for professional services rendered for tax compliance and tax advice. Related to the year ended December 31, 2017, fees of $20,000 were billed in connection with a research and development tax credit analysis performed during the year.

PROPOSAL 3

APPROVAL OF THE STOCK OPTION EXCHANGE PROGRAM
On March 13, 2018, our Board authorized a stock option exchange program, or Option Exchange, pursuant to which our employees, including our executive officers, would be given the opportunity to exchange eligible stock options for new stock options with an exercise price equal to the greater of $4.10 per share or the fair market value of our common stock at the time of the exchange. An eligible stock option generally includes any employee stock option that has an exercise price equal to or greater than $5.00 per share and was granted on or prior to December 31, 2017 pursuant to either our 2008 Equity Incentive Plan, or 2008 Plan, or 2014 Omnibus Incentive Plan, or 2014 Plan, which we collectively refer to as our Equity Plans.
As of December 31, 2017, we had outstanding stock options held by employees to purchase 3,643,007 shares of common stock with a weighted average exercise price of $10.73 per share. Of these employee stock options, there were 2,490,186 shares with an exercise price equal to or greater than $5.00 per share with a weighted average exercise price of $13.93 that would be considered eligible stock options for purposes of the Option Exchange.
The Board believes that the Option Exchange is in the best interests of stockholders and the Company, as new stock options granted under the program will provide added incentive to motivate and retain our talented employees. As an alternative to increased cash compensation, the Option Exchange will allow us to devote more of our cash resources towards advancing our research and development programs. In addition, it will provide the opportunity to reduce the “overhang” of outstanding stock options, many of which are well out of the money.
Rationale for Option Exchange
We evaluated several alternatives for remaining competitive within our industry and with our employees, including increasing cash compensation and/or granting additional equity awards. While these components are part of our overall compensation packages, we do not believe that relying exclusively on such approaches is an ideal use of our resources. For example, increasing cash compensation would reduce the cash resources we devote to research and development, and granting additional stock awards would cause dilution to our current stockholders. Accordingly, we determined that the Option Exchange was the most attractive alternative for stockholders for the reasons set forth below.
Performance Incentives
We face significant competition for experienced personnel in our industry, and stock options are an important part of our incentive compensation. The price of our common stock has significantly decreased over the last several years. While we have made significant progress on our clinical development plans and remain optimistic regarding our technologies and growth potential, the price of our common stock remains relatively low. On March 28, 2018, the closing price of our common stock on The Nasdaq Global Market was $3.13 per share, resulting in approximately 73% of our outstanding employee stock options being underwater (meaning the stock option exercise price exceeded the market price of our common stock on such date). Our compensatory stock options cannot be sold; they may either be voluntarily exercised when there is a positive spread between the exercise price and the market price of our common stock, or they will expire unexercised. Underwater stock options are no longer effective as performance incentives because they provide less perceived value to employee optionholders. In addition, because many of our options are significantly underwater, the likelihood that there will be a positive spread between their exercise prices and the near-term price of our common stock is too low to provide meaningful incentive to employee optionholders.
Employee Retention
We have designed the Option Exchange to restore equity value, increase retention and motivation in a competitive labor market, provide non-cash compensation incentives and align our employee and stockholder interests for long-term growth. Underwater stock option awards are of limited benefit in motivating and retaining our employees, including our executive officers. Through the Option Exchange, we believe that we will be able to enhance long-term stockholder value by increasing our ability to retain experienced and talented employees and by aligning the interests of these individuals more fully with the interests of our stockholders. Because 73% of our employee stock options are underwater (and for a large number of employees, significantly so), we may face a considerable challenge in retaining our employees, including our executive officers, and there is a possibility that our competitors may be able to offer equity incentives that are more attractive, which in some cases, could make the terms of employment at a new employer more attractive than we can offer to our existing employees. The Option Exchange is designed to address these concerns as well as improve morale among our employees generally and reinvigorate a culture where equity compensation is a key component of our overall compensation package.
As discuss in more detail below, none of the new stock options issued under the Option Exchange program will be vested on the date of grant. Stock options issued in the Option Exchange will vest in equal monthly amounts over either a two or three-year period from the grant date of such new stock options. The stock options eligible to be exchanged are generally subject to a four-year vesting schedule, in which twenty-five percent of shares vest after one year, and the remaining shares vest in equal monthly installments. Our Compensation

Committee believes that implementing a new extended vesting schedule is appropriate because it encourages retention of employees over the next two to three years, during an important period for the Company.
Impact on Compensation Expense
The value of the stock options eligible for exchange was based on the then fair market value of our common stock on the applicable grant date. Under applicable accounting rules, we will recognize a total of approximately $24.6 million in non-cash compensation expense related to these underwater stock options, $14.6 million of which has already been expensed as of December 31, 2017 and $10.0 million of which we will continue to be obligated to expense, even if these stock options are never exercised because they remain underwater. By replacing current stock options that have little or no retention or incentive value with new stock options that will provide both retention and incentive value while not creating significant additional compensation expense, we will be making efficient use of our resources.
Reduce Stock Overhang
Under the Option Exchange, eligible participants will receive new stock options covering a smaller number of shares than are covered by the surrendered stock options. Therefore, implementation of the Option Exchange would significantly reduce the number of outstanding stock options if employees participate in the program. The number of shares covered by the new stock options are based on exchange ratios developed by using a Black-Scholes calculation that values the old grant relative to the projected value of the new grant, such that the new stock options will have a fair value, on an aggregate basis, proportionate to the fair value of the eligible stock options they replace. Our Compensation Committee established the exchange ratios, which vary based on the original exercise price of the eligible stock option, as described further in the section “Exchange Ratios” below.
As of December 31, 2017, we had a total of 4,094,532 shares of common stock subject to outstanding stock options under our Equity Plans, which range in exercise prices from $0.58 per share to $35.22 per share. As a result, we have developed a significant stock option “overhang” consisting of outstanding but unexercised options that are not serving their intended purposes of motivating and retaining employees, including our executive officers. Not only do the underwater stock options have diminished employee retention value, they cannot be removed from our equity award overhang until they are exercised, expire or otherwise cancelled (for example, when an employee leaves our employment). Significant overhang may portend additional dilution to existing and potential stockholders and may therefore have the effect of inhibiting additional investment in our common stock, which can have a negative impact on stock price and trading volume. By replacing stock options through the Option Exchange, we estimate that we can reduce our overhang of outstanding stock options by as much as 2% of our outstanding common stock.
Alternatives Considered
Our Compensation Committee considered alternatives to the Option Exchange to provide meaningful performance and retention incentive to our employees, including providing new options to employees, exchanging underwater options for full value shares, or exchanging underwater options for a cash payment. The Compensation Committee determined that the Option Exchange provides better performance and retention incentives with less cost to the Company or dilution to stockholders than the other alternatives.
Structure of the Option Exchange
The Board authorized the Option Exchange on March 13, 2018, subject to stockholder approval. It is currently anticipated that the Option Exchange will commence as soon as practicable following approval of this Proposal No. 3 by our stockholders, or the Commencement Date. At the start of the Option Exchange, employees holding eligible stock options will receive a written exchange offer that will set forth the precise terms of the Option Exchange. The written offer will be governed by the tender offer rules of the SEC. At or before the Commencement Date, we will file the offer to exchange and other related documents with the SEC as part of a tender offer statement on Schedule TO. Eligible optionholders will be given at least 20 business days to elect to participate in the Option Exchange. Eligible optionholders may choose which eligible option grants they wish to exchange, though they may not choose to exchange portions of eligible option grants. Set forth below is a description of the key features of the Option Exchange.
Eligible Participants
The Option Exchange will be available to employees, including our executive officers, who on the Commencement Date are employed by us and hold outstanding eligible stock options. As of March 28, 2018, eligible stock options were held by approximately 91% of our employees. Participants in the Option Exchange must continue to be employed by and provide services to us on the date the surrendered options are cancelled and replacement stock options are granted. Any employee holding eligible stock options who elects to participate in the Option Exchange but whose service with us terminates for any reason before the date the new stock options are granted, including a termination due to voluntary resignation, retirement, involuntary termination, layoff, death or disability, would retain his or her eligible options subject to their existing terms and will not be eligible to receive new stock options in the Option Exchange.

Eligible Stock Options
As of December 31, 2017, we had outstanding eligible stock options to purchase 2,490,186 shares of common stock under our Equity Plans at a weighted-average exercise price of $13.93 per share and with a weighted-average remaining life of 8.1 years. These eligible stock options represent approximately 5% of the issued and outstanding shares of our common stock as of December 31, 2017. If all of these eligible stock options are exchanged and replaced by new stock options in accordance with the exchange ratios described below under the section heading “Exchange Ratios,” the number of outstanding stock options under our Equity Plans would be reduced by 933,506 shares, representing approximately 2% of our common stock issued and outstanding as of December 31, 2017.
Exchange Ratios; Exercise Price of New Options
The exchange ratios for the Option Exchange have been designed to result in a fair value of the new stock options that will be proportionate, on an aggregate basis, to the fair value of the eligible stock options that would be surrendered (based on valuation assumptions made when the Option Exchange was approved). The exchange ratios have been established by grouping together eligible stock options with similar exercise prices. At the time the Compensation Committee set the exchange ratios, the fair market value of our common stock was $3.65 per share (the closing price of our common stock on The Nasdaq Global Market on March 16, 2018). The exchange ratios are based on the fair value of the eligible stock options (calculated using the Black-Scholes model) within the relevant grouping. Calculation of fair value takes into account variables such as the volatility of our stock, the expected term of a stock option and interest rates. As illustrated in the table below, the applicable exchange ratios will vary based on the exercise price of the eligible stock option.

Exercise Price Range per Share	Number of Outstanding Eligible Options	Exchange Ratio (Surrendered Stock Options to New Stock Options)
$5.00—$14.99	1,644,726	1.50 to 1
$15.00—$29.99	523,260	1.75 to 1
$30.00—And Up	322,200	2.00 to 1
The total number of shares of common stock issuable upon exercise of new stock options will be determined by dividing the number of shares underlying the surrendered stock option by the applicable exchange ratio and rounding up to the nearest whole share. For purposes of illustration, if an employee holds a stock option to purchase 10,000 shares of common stock with an exercise price of $30 per share, the employee would be entitled to exchange that option for a replacement stock option to purchase 5,000 shares of common stock after applying the applicable 2:1 exchange ratio. An eligible employee who holds an option to purchase 10,000 shares of common stock with an exercise price of $20 per share could exchange that option for a replacement stock option to purchase 5,715 shares of common stock after applying the applicable 1.75:1 exchange ratio. An eligible employee who holds an option to purchase 10,000 shares of common stock with an exercise price of $10 per share could exchange that option for a replacement stock option to purchase 6,667 shares of common stock after applying the applicable 1.5:1 exchange ratio. All replacement stock options granted based on the foregoing exchange ratios would have an exercise price equal to the greater of $4.10 per share or the fair market value of our common stock at the time of the exchange. The minimum exercise price of $4.10 per share for the replacement stock options granted represents the price per share of common stock sold in our underwritten public offering in October 2017.
Vesting Schedules for New Options
New stock option awards will not be vested on the date of grant. Eligible stock options with an original grant date on or prior to December 31, 2016 may be exchanged for new stock options with a new two-year vesting schedule, and all other eligible stock options may be exchanged for new stock options with a new three-year vesting schedule, in each case vesting in equal monthly amounts over the vesting term. These new vesting schedules support the nature of stock options as an incentive vehicle, recognize the prior services and contributions by eligible participants and provide us with valuable additional years of employee retention during an important time for the Company.
Term for New Options
The new stock options will expire seven (7) years following the date the new options are granted.
Intended Implementation of the Option Exchange As Soon As Practicable Following Stockholder Approval
We expect that the Option Exchange will begin as soon as practicable, but no later than four (4) months following stockholder approval, if received. Our Board in its discretion reserves the right to amend, postpone or, under certain circumstances, cancel the Option Exchange once it has commenced, but the Option Exchange will not be materially amended in a manner more beneficial to eligible participants without first seeking additional stockholder approval.

Impact of Option Exchange on Surrendered Options
All shares of stock options surrendered under the Option Exchange that are not replaced by shares of new stock options, which number is estimated to be 933,506 shares assuming 100% participation in the Option Exchange, will be returned to the share reserve of the 2014 Plan and will be available for future grant of equity awards under the 2014 Plan.
Option Exchange Process
Additional information about how we expect to conduct the Option Exchange, if approved by stockholders, is set forth below. While the terms of the Option Exchange are expected to conform to the material terms described above in this Proposal No. 3, we may find it necessary or appropriate to change the terms of the Option Exchange to take into account our administrative needs, accounting rules, company policy decisions or to comply with any comments we receive from the SEC. We may decide not to implement the Option Exchange even if stockholder approval of the Option Exchange is obtained, or we may delay, amend or terminate the Option Exchange once it is in progress. The final terms of the Option Exchange will be described in the exchange offer documents that will be filed with the SEC and available at www.sec.gov.
Overview of the Option Exchange Process
Upon commencement of the Option Exchange, eligible participants holding eligible stock option awards will receive a written offer setting forth the terms of the Option Exchange and may voluntarily elect to participate. All employees, including our executive officers who are employed by us on the Commencement Date, are still employed by us on the grant date of the new stock options, and hold eligible stock option awards may participate in the Option Exchange. Eligible participants will be given at least 20 business days to elect to surrender eligible stock options in exchange for a smaller number of new stock options. Upon completion of the Option Exchange, surrendered stock options will be cancelled and new stock options will be granted. Cancelled options will then be available for future grant under the 2014 Plan.
The 2014 Plan will govern all terms or conditions of new stock options not specifically addressed by the Option Exchange described in this proxy statement. Additionally, it is anticipated that new options will be incentive stock options (that is, they will qualify for the tax-favored treatment ) to the extent allowable under Section 422 of the Internal Revenue Code and available for grant under our 2014 Plan.
Election to Participate
Eligible participants will receive a tender offer document and will be able to voluntarily elect to participate in the Option Exchange. If you are both a stockholder and employee holding stock options that are potentially subject to the Option Exchange, note that voting to approve the Option Exchange does not constitute an election to participate in the Option Exchange. The written exchange offer documents described above will be provided if and when the Option Exchange is commenced. You can elect to participate after that time only.
Impact of Option Exchange on Number of Options Issued
The Compensation Committee established exchange ratios that will result in the issuance of a lesser number of stock options through the Option Exchange, which have been grouped together based on similar exercise prices. The following table illustrates the impact of the Option Exchange on the number of stock options outstanding, assuming that 100% of eligible participants exchange 100% of their eligible stock options in the Option Exchange.

	Outstanding Eligible Options			Exchange
Exercise Price Range per Share	Number of Existing Options (shares)	Weighted Average Exercise Price ($)	Exchange Ratio	Total New Options Granted (shares)	Potential Net Shares Recaptured
$5.00—$14.99	1,644,726	8.72	1.50 to 1	1,096,543	548,183
$15.00—$29.99	523,260	19.64	1.75 to 1	299,031	224,229
$30.00—And Up	322,200	31.21	2.00 to 1	161,106	161,094
Totals:	2,490,186	13.93		1,556,680	933,506
As described above under the section “Exchange Ratios,” the total number of shares of common stock issuable upon exercise of new stock options that a participating employee will receive with respect to a surrendered stock option will be determined by dividing the number of shares surrendered by the applicable exchange ratio and rounding up to the nearest whole share.
Effect on Stockholders
Under the terms of the Option Exchange, the new stock options are meant to have a fair value that will be proportionate, on an aggregate basis and grouped by similar exercise prices, to the fair value of the cancelled stock options they would replace. While we cannot predict how many employees will elect to participate in the Option Exchange, assuming that 100% of eligible employees participate in the Option Exchange and based on the exchange ratios established by the Compensation Committee, eligible stock options for approximately 2.5 million shares of common stock may be surrendered and cancelled, which would result in stock options for approximately 1.6 million shares of common stock being issued, resulting in a net reduction in our stock option overhang of approximately 0.9 million shares.
Interests of Our Executive Officers and Non-Employee Directors in the Option Exchange
Our executive officers will be permitted to participate in the Option Exchange. Our non-employee directors will not be permitted to participate in the Option Exchange. The following table shows the number of shares subject to eligible stock options held by our named executive officers as of December 31, 2017 and the number of shares subject to new stock options that they may receive assuming, for purposes of illustration only, that each named executive officer decides to exchange all of his eligible stock options.

Name	Number of Shares Underlying Eligible Options	Weighted Average Exercise Price ($)	Weighted Average Remaining Life (years)	Number of Shares that may be Granted in the Option Exchange
Carlos Paya, M.D., Ph.D. President and Chief Executive Officer	619,510	15.10	7.9	379,676
Stephen Brady Executive Vice President, Strategy & Finance	299,755	14.96	7.9	184,364
Jan ter Meulen, M.D. Chief Scientific Officer	229,861	13.75	7.9	143,363
Accounting Impact
The incremental compensation cost associated with the Option Exchange will be measured as the excess, if any, of the fair value of each award of new stock option granted to participants in the Option Exchange, measured as of the date the new stock options are granted, over the fair value of the stock options surrendered in exchange for the new stock options, measured immediately prior to the cancellation. This incremental compensation cost, if any, is not expected to be material, and will be recognized ratably over the vesting period of the new stock options.
Material U.S. Federal Income Tax Consequences of the Option Exchange
The exchange of stock options pursuant to the Option Exchange should be treated as a non-taxable exchange because the new stock options will have an exercise price equal to or greater than the fair market value of our common stock on the grant date. Neither the Company, nor participants in the Option Exchange, should recognize any income for U.S. federal income tax purposes upon the grant of the new stock options. To the extent permissible and available for grant under our 2014 Plan, new stock options granted under the Option Exchange will be incentive stock options for U.S. federal income tax purposes. Tax effects may vary in other countries; a more detailed summary of tax considerations will be provided to all participants in the Option Exchange documents.
Financial Statements
Our financial statements and other information required by Item 13(a) of Schedule 14A under the Exchange Act are incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 14, 2018.
Vote Required
Approval of the Option Exchange requires “For” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. We do not count abstentions and broker non-votes as votes cast and they will have no effect on the vote.
If you are both a stockholder and an employee holding eligible stock options, please note that voting to approve this program does not constitute an election to participate in the program.
Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE STOCK OPTION EXCHANGE PROGRAM.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Compensation

Summary Compensation Table

The following table sets forth information for each of the last two completed fiscal years regarding compensation awarded to or earned by our President and Chief Executive Officer and the two other most highly compensated executive officers, or collectively, the named executive officers.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Option Awards ($)(2)	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
Carlos Paya, M.D., Ph.D. President and Chief Executive Officer	2017	584,850	307,125	682,822	425,600	10,600	2,010,997
	2016	557,025	236,736	2,300,802	698,040	10,600	3,803,203
Stephen Brady Executive Vice President, Strategy & Finance	2017	400,000	170,000	331,657	196,000	10,600	1,108,257
	2016	347,550	108,870	986,058	290,850	10,600	1,743,928
Jan ter Meulen, M.D. Chief Scientific Officer	2017	388,624	155,000	273,129	123,200	10,600	950,553
	2016	363,204	98,881	788,846	232,680	10,600	1,494,211
_______________________

(1)
The amounts shown for non-equity incentive plan compensation represent amounts earned for the fiscal years presented, whether or not actually paid during such year. This column reflects amounts earned based on the achievement of company and individual performance goals and other factors deemed relevant by the Board and compensation committee. For 2017, the compensation committee determined that Dr. Paya was entitled to 105% of his target bonus, Mr. Brady was entitled to approximately 106% of his target bonus and Dr. ter Meulen was entitled to approximately 114% of his target bonus.

(2)
Amounts listed in this column represent the aggregate fair value of the awards computed as of the grant date of each award in accordance with Financial Accounting Standards Board Accounting Standards Codification No. 718, Compensation-Stock Compensation, or FASB ASC Topic 718, rather than amounts paid to or realized by the named individual. See Note 13 to our consolidated financial statements and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation,” included in our Annual Report on Form 10-K, for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options. These amounts do not necessarily correspond to the actual value that the named executive officers may realize upon exercise.

(3)
In 2017, the amounts listed in this column reflect both time-based restricted stock units and performance-based restricted stock units awarded to each of the named executive officers. The amounts associated with the performance-based restricted stock unit awards were $224,000 for Dr. Paya, $112,000 for Mr. Brady and $56,000 for Dr. ter Meulen. The Board determined that the applicable performance criteria was not met by year-end, and accordingly, the performance-based restricted stock units did not vest and were cancelled as of December 31, 2017.

(4)	Amounts represent contributions by us to the named executive officer’s 401(k) plan account.

Employment Agreements and Severance Obligations

We have entered into employment agreements with each of our named executive officers. We designed these agreements to be part of a competitive compensation package and to keep our executive officers focused on our business goals and objectives. These agreements provide for base salaries and incentive compensation benefits, and each component reflects the scope of each named executive officer’s anticipated responsibilities and the individual experience they bring to the company.

Carlos Paya, M.D., Ph.D. We entered into an employment agreement with Dr. Paya in June 2014 for the position of President and Chief Executive Officer. Pursuant to his employment agreement, we agreed to an initial annual base salary, which could be increased (or decreased) from time to time based on the review of our Compensation Committee. Dr. Paya’s annual base salary was $584,850 in 2017 and $602,550 in 2018. Dr. Paya is eligible for an annual performance bonus based upon criteria established by our board. Dr. Paya’s annual target bonus is 50% of his annual base salary. Dr. Paya is eligible to participate in our employee benefit plans on the same terms as other regular, full-time employees.

Dr. Paya’s employment agreement further provides that in the event his employment is terminated without “cause,” as defined in his employment agreement, or he terminates his employment for “good reason,” as defined in his employment agreement, he is entitled to (i) a lump sum severance payment equal to 12 months base salary, as in effect on the date of his termination, less applicable withholdings, subject to his general release of claims; (ii) 12 months accelerated vesting of outstanding and unvested equity awards issued to Dr. Paya pursuant to an equity incentive plan; (iii) with respect to equity awards granted to Dr. Paya prior to the date of his termination, the lapse of any reacquisition or repurchase rights we hold with respect to such equity awards for the portion of such equity awards as to which such reacquisition or repurchase rights would otherwise have lapsed during the 12 month period following the date of Dr. Paya’s termination; and (iv) if elected by Dr. Paya, payment or reimbursement of COBRA premiums through the earlier of 12 months from his termination date or the date he and his covered dependents, if any, become eligible for group health insurance through another employer.

If Dr. Paya’s employment is terminated without cause or he terminates his employment for good reason within three months prior to or 12 months after a “change in control” of us, as defined in his employment agreement, he is instead entitled to (i) a lump sum severance payment equal to 18 months of his base salary and pro-rata annual bonus, as in effect on the date of his termination, less applicable withholdings, subject to his general release of claims; (ii) accelerated vesting of all outstanding and unvested equity awards issued to Dr. Paya pursuant to an equity incentive plan; (iii) with respect to equity awards granted to Dr. Paya prior to the date of his termination, the lapse of all reacquisition or repurchase rights we hold with respect to such equity awards; and (iv) if elected by Dr. Paya, payment or reimbursement of COBRA premiums through the earlier of 18 months from his termination date or the date he and his covered dependents, if any, become eligible for group health insurance through another employer.

The agreement also provides that if any of the payments Dr. Paya would receive in connection with a “change of control” constitute “parachute payments” within the meaning of Section 280G of the Code, then such payments will be either (i) reduced or (ii) paid in full to Dr. Paya, whichever results in Dr. Paya receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code.

Stephen Brady. We entered into an employment agreement with Mr. Brady in June 2014 for the position of Chief Business Officer, and in May 2015, Mr. Brady was promoted to Executive Vice President, Strategy & Finance. Pursuant to his employment agreement, we agreed to an initial annual base salary which could be increased (or decreased) from time to time based on the review of our Compensation Committee. Mr. Brady’s annual base salary was $400,000 in 2017 and $412,000 in 2018. Mr. Brady is eligible for an annual performance bonus based upon criteria established by our board and chief executive officer. Mr. Brady’s annual target bonus increased from 35% to 40% of his annual base salary beginning in 2017. Mr. Brady is eligible to participate in our employee benefit plans on the same terms as other regular, full-time employees.

Mr. Brady’s employment agreement further provides that in the event his employment is terminated without “cause,” as defined in his employment agreement, or he terminates his employment for “good reason,” as defined in his employment agreement, he is entitled to (i) a lump sum severance payment equal to nine months base salary, as in effect on the date of his termination, less applicable withholdings, subject to his general release of claims; (ii) nine months accelerated vesting of outstanding and unvested equity awards issued to Mr. Brady pursuant to an equity incentive plan; (iii) with respect to equity awards granted to Mr. Brady prior to the date of his termination, the lapse of any reacquisition or repurchase rights we hold with respect to such equity awards for the portion of such equity awards as to which such reacquisition or repurchase rights would otherwise have lapsed during the nine month period following the date of Mr. Brady’s termination; and (iv) if elected by Mr. Brady, payment or reimbursement of COBRA premiums through the earlier of nine months from his termination date or the date he and his covered dependents, if any, become eligible for group health insurance through another employer.

If Mr. Brady’s employment is terminated without cause or he terminates his employment for good reason within three months prior to or 12 months after a “change in control” of us, as defined in his employment agreement, he is instead entitled to (i) a lump sum severance payment equal to 12 months of his base salary and pro-rata annual bonus, as in effect on the date of his termination, subject to his general release of claims; (ii) accelerated vesting of all outstanding and unvested equity awards issued to Mr. Brady pursuant to an equity incentive plan; (iii) with respect to equity awards granted to Mr. Brady prior to the date of his termination, the lapse of all reacquisition or repurchase rights we hold with respect to such equity awards; and (iv) if elected by Mr. Brady, payment or reimbursement of COBRA premiums through the earlier of 12 months from his termination date or the date he and his covered dependents, if any, become eligible for group health insurance through another employer.

The agreement also provides that if any of the payments Mr. Brady would receive in connection with a “change of control” constitute “parachute payments” within the meaning of Section 280G of the Code, then such payments will be either (i) reduced or (ii) paid in full to Mr. Brady, whichever results in Mr. Brady receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code.

Jan ter Meulen, M.D. We entered into an employment agreement with Dr. ter Muelen in June 2014 for the position of Chief Scientific Officer. Pursuant to his employment agreement, we agreed to an initial annual base salary which could be increased (or decreased) from time to time based on the review of our Compensation Committee. Dr. ter Meulen’s annual base salary was $388,624 in 2017 and $400,283 in 2018. Dr. ter Meulen is eligible for annual performance bonuses based upon criteria established by our board and chief executive officer. Dr. ter Meulen’s annual target bonus increased from 30% to 35% of his annual base salary beginning in 2017. Dr. ter Meulen is eligible to participate in our employee benefit plans on the same terms as other regular, full-time employees.

Dr. ter Meulen’s employment agreement further provides that in the event his employment is terminated without “cause,” as defined in his employment agreement, or he terminates his employment for “good reason,” as defined in his employment agreement, he is entitled to (i) a lump sum severance payment equal to nine months base salary, as in effect on the date of his termination, less applicable withholdings, subject to his general release of claims; (ii) nine months accelerated vesting of outstanding and unvested equity awards issued to Dr. ter Meulen pursuant to an equity incentive plan; (iii) with respect to equity awards granted to Dr. ter Meulen prior to the date of his termination, the lapse of any reacquisition or repurchase rights we hold with respect to such equity awards for the portion of such equity awards as to which such reacquisition or repurchase rights would otherwise have lapsed during the nine month period following the date of Dr. ter Meulen’s termination; and (iv) if elected by Dr. ter Meulen, payment or reimbursement of COBRA premiums through the earlier of nine months from his termination date or the date he and his covered dependents, if any, become eligible for group health insurance through another employer.

If Dr. ter Meulen’s employment is terminated without cause or he terminates his employment for good reason within three months prior to or 12 months after a “change in control” of us, as defined in his employment agreement, he is instead entitled to (i) a lump sum severance payment equal to 12 months of his base salary and pro-rata annual bonus, as in effect on the date of his termination, subject to his general release of claims; (ii) accelerated vesting of all outstanding and unvested equity awards issued to Dr. ter Meulen pursuant to an equity incentive plan; (iii) with respect to equity awards granted to Dr. ter Meulen prior to the date of his termination, the lapse of all reacquisition or repurchase rights we hold with respect to such equity awards; and (iv) if elected by Dr. ter Meulen, payment or reimbursement of COBRA premiums through the earlier of 12 months from his termination date or the date he and his covered dependents, if any, become eligible for group health insurance through another employer.

The agreement also provides that if any of the payments Dr. ter Meulen would receive in connection with a “change of control” constitute “parachute payments” within the meaning of Section 280G of the Code, then such payments will be either (i) reduced or (ii) paid in full to Dr. ter Meulen, whichever results in Dr. ter Meulen receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers that were outstanding as of December 31, 2017.

	Option Awards					Stock Awards(3)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(4)
Carlos Paya, M.D., Ph.D.	195,289	—	(1)	1.31	6/16/2021
	67,277	—	(1)	1.31	12/8/2021
	61,161	0	(1)	1.48	2/7/2023
	244,648	0	(1)	1.23	12/19/2023
	69,573	9,937	(1)	8.92	6/23/2024
	72,916	27,084	(1)	31.00	1/7/2025
	67,500	22,500	(2)	13.00	10/30/2025
	83,854	91,146	(1)	19.39	1/4/2026
	—	175,000	(1)	5.60	1/4/2027
	—	—		—	—	27,000	(5)	105,300
	—	—		—	—	36,000	(5)	140,400
Stephen Brady	116,819	0	(1)	1.23	12/19/2023
	34,787	4,968	(1)	8.92	6/23/2024
	36,458	13,542	(1)	31.00	1/7/2025
	37,500	12,500	(2)	13.00	10/30/2025
	35,937	39,063	(1)	19.39	1/4/2026
	—	85,000	(1)	5.60	1/4/2027
	—	—		—	—	11,250	(5)	43,875
	—	—		—	—	15,000	(5)	58,500
Jan ter Meulen, M.D.	98,837	0	(1)	1.23	12/19/2023
	30,505	4,356	(1)	8.92	6/23/2024
	18,229	6,771	(1)	31.00	1/7/2025
	30,000	10,000	(2)	13.00	10/30/2025
	28,750	31,250	(1)	19.39	1/4/2026
	—	70,000	(1)	5.60	1/4/2027
	—	—		—	—	9,000	(5)	35,100
	—	—		—	—	12,000	(5)	46,800
_______________________

(1)
This option vests or vested with respect to 25% of the shares subject to the option on the one-year anniversary of the vesting commencement date, and the remainder vests over three years in equal monthly installments.

(2)
This option vests with respect to 37.5% of the shares subject to the option on both the one and two-year anniversaries of the vesting commencement date, and the remaining 25% of the shares subject to the option will vest on the three-year anniversary of the vesting commencement date.

(3)	Amounts in this column exclude performance-based restricted stock units which were cancelled as of December 31, 2017.

(4)	The market value of stock awards is based on the closing market price of our common stock of $3.90 per share on December 29, 2017.

(5)	This restricted stock unit (RSU) award vests annually with respect to 25% of the shares subject to the RSU on each anniversary of the vesting commencement date.

Other Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, short and long-term disability, and our 401(k) plan, in each case on the same basis as other employees, subject to applicable laws. We also provide vacation and other paid holidays to all employees, including our named executive officers. We believe these benefits are important to attracting and retaining experienced executives. We do not currently provide perquisites to our executive officers.

Accounting Considerations and Section 162(m)

We account for share-based awards exchanged for employee services in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation - Stock Compensation (ASC Topic 718). See Note 13 to our consolidated financial statements and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Estimates-Stock-Based Compensation,” included in our Annual Report on Form 10-K, for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options. These amounts do not necessarily correspond to the actual value that the named executive officers may realize upon exercise.

Section 162(m) of the Code generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent that such compensation exceeds $1 million per officer in any year. In connection with the recently enacted Tax Cuts and Jobs Act of 2017 (“TCJA”), the exemption from the deduction limit under Section 162(m) of the Code for “performance-based compensation” has been repealed, such that compensation paid to our chief executive officer or the chief financial officer at any time during the taxable year and to the top three other highest compensated executive officers serving at fiscal year-end in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain “grandfathered” arrangements in place as of November 2, 2017. The transitional guidance will allow certain payments made under written and binding agreements entered into prior to November 2, 2017 to be treated as if they were made under the provisions of Section 162(m) that were in effect prior to enactment of the TCJA. The new rules generally apply to taxable years beginning after December 31, 2017.

We are in the process of gathering information on our existing compensation arrangements for covered employees as well as assessing the impact of transitional guidance. Prior to the TCJA, the Compensation Committee had not adopted a policy requiring all compensation to be deductible, in order to maintain flexibility in compensating our executive officers in a manner designed to promote our objectives. In determining the form and amount of compensation for our named executive officers, the Compensation Committee may continue to consider all elements of the cost of such compensation. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee may also look at other factors in making its decisions, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible by us for tax purposes.

Equity Benefit Plans

2014 Omnibus Incentive Plan

In April 2014, our Board adopted, and in July 2014, our stockholders approved, our 2014 Omnibus Incentive Plan, or the 2014 Plan, for the purpose of attracting and retaining non-employee directors, executive officers and other employees and service providers. We believe that awarding grants to our executive officers and others will stimulate their efforts toward our continued success, long-term growth and profitability. The 2014 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units, dividend equivalent rights, other equity-based awards and cash bonus awards. Any shares of common stock related to awards outstanding under our 2008 Equity Incentive Plan, or the 2008 Plan, which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, or are settled in cash, will be added to, and included in, the 2014 Plan reserve amount. In addition, continuing until the expiration of the 2014 Plan, the number of shares of common stock available for issuance under the 2014 Plan will automatically increase annually on January 1 of each year, in an amount equal to 4% of the total number of issued and outstanding shares of our common stock as of December 31 of the immediately preceding year or a lesser amount as determined by our Board. On January 1, 2018, the shares available for issuance under the 2014 Plan increased by 1,922,746 shares pursuant to this provision.

Administration of the 2014 Plan. Our compensation committee administers the 2014 Plan and determines all terms of awards under the plan. Each member of our compensation committee that administers the plan is both a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act. Our compensation committee also determines who will receive awards under the plan, the type of award and its terms and conditions and the number of shares of our common stock subject to the award, if the award is equity-based. Our compensation committee has delegated authority to our chief executive officer to grant stock option awards to newly hired non-executive employees. Our compensation committee also interprets the provisions of the plan. During any period of time in which we do not have a compensation committee, our Board or another committee appointed by our Board will administer the plan. References below to the compensation committee include a reference to the Board or another committee appointed by the Board for those periods in which the Board or such other committee appointed by the Board is acting.

Eligibility. All of our employees are eligible to receive awards under the 2014 Plan. In addition, our non-employee directors and consultants and advisors who perform services for us and our affiliates may receive awards under the 2014 Plan, other than incentive stock options.

Shares Authorized and Outstanding. As of December 31, 2017, we had 947,199 shares of common stock authorized and reserved for issuance and 2,784,764 shares of common stock subject to outstanding awards under the 2014 Plan. With respect to stock appreciation rights, the number of shares of common stock subject to each award will be counted against the aggregate number of shares of common stock available for issuance under the 2014 Plan regardless of the number of shares of common stock actually issued to settle the stock appreciation right upon exercise. In connection with stock splits, dividends, recapitalizations and certain other events, our board will make proportionate adjustments that it deems appropriate in the aggregate number of shares of common stock that we may issue under the 2014 Plan and the terms of outstanding awards. If any shares of stock covered by an award granted under the 2014 Plan or the 2008 Plan are not purchased or are forfeited or expire, or if an award otherwise terminates without delivery of any shares of stock subject thereto, or is settled in cash in lieu of shares of stock, then the number of shares of stock counted against the aggregate number of shares of stock available under the 2014 Plan with respect to such award shall again be available for making awards under the 2014 Plan.

During any time that the newly public company transition period under Section 162(m) of the Code has expired or does not apply, the maximum number of shares of common stock subject to options or stock appreciation rights that we can issue under the 2014 Plan to any person is 280,000 in any single calendar year, the maximum number of shares of common stock that we can issue under the 2014 Plan to any person other than pursuant to an option or stock appreciation right is 140,000 in any single calendar year, the maximum amount that any one person may earn as an annual incentive award in any calendar year is $1.0 million, and the maximum amount that any one person may earn as a cash-settled performance award over a performance period is $3.0 million. A maximum of 1,400,000 shares may be issued under the 2014 Plan pursuant to the exercise of incentive stock options.

Options. The 2014 Plan authorizes our compensation committee to grant incentive stock options (under Section 421 of the Code) and options that do not qualify as incentive stock options, or non-qualified stock options. The compensation committee or chief executive officer, as applicable, will determine the exercise price of each option, provided that the price will be equal to at least the fair market value of the shares of common stock on the date on which the option is granted. If we were to grant incentive stock options to any 10% stockholder, the exercise price may not be less than 110% of the fair market value of our shares of common stock on the date of grant.

The term of an option cannot exceed 10 years from the date of grant. If we were to grant incentive stock options to any 10% stockholder, the term cannot exceed five years from the date of grant. The compensation committee or chief executive officer, as applicable, determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The compensation committee may accelerate the exercisability of options. The exercise price of an option may not be amended or modified after the grant of the option, and an option may not be surrendered in consideration of or exchanged for a grant of a new option having an exercise price below that of the option which was surrendered or exchanged without stockholder approval. Unless our compensation committee provides otherwise, options generally are not transferable except by will and the laws of descent and distribution. A participant’s award agreement may provide that the participant may transfer his or her non-qualified stock option to a family member in certain circumstances.

The aggregate fair market value, determined at the time of grant, of our common stock with respect to incentive stock options that are exercisable for the first time by an optionee during any calendar year under all of our stock plans may not exceed $100,000. We will generally treat options or portions thereof that exceed such limit as non-qualified stock options.

Stock Awards. The 2014 Plan also provides for the grant of stock awards (which includes restricted stock and unrestricted stock). A stock award is an award of shares of common stock that may be subject to restrictions on transferability and other restrictions as our compensation committee determines in its sole discretion on the date of grant. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as our compensation committee may determine. A participant who receives a restricted stock award will have all of the rights of a stockholder as to those shares, including the right to vote and the right to receive dividends or distributions on the shares, except that the Board may require any dividends to be reinvested in shares. During the period, if any, when stock awards are non-transferable or forfeitable, a participant is prohibited from selling, transferring, assigning, pledging or otherwise encumbering or disposing of his or her award shares.

Stock Appreciation Rights. The 2014 Plan authorizes our compensation committee to grant stock appreciation rights that provide the recipient with the right to receive, upon exercise of the stock appreciation right, cash, shares of common stock or a combination of the two. The amount that the recipient will receive upon exercise of the stock appreciation right generally will equal the excess of the fair market value of our common stock on the date of exercise over the shares’ fair market value on the date of grant. Stock appreciation rights will become exercisable in accordance with terms determined by our compensation committee. Stock appreciation rights may be granted in tandem with an option grant or independently from an option grant. The term of a stock appreciation right cannot exceed 10 years from the date of grant. Unless our compensation committee provides otherwise, stock appreciation rights generally are not transferable except by will and the laws of descent and distribution. A participant’s award agreement may provide that the participant may transfer his or her stock appreciation rights to a family member in certain circumstances.

Stock Units. The 2014 Plan also authorizes our compensation committee to grant stock units. Stock units represent the participant’s right to receive a compensation amount, based on the value of the shares of common stock, if vesting criteria established by the compensation committee are met. If the vesting criteria are met, we will pay stock units in cash, shares of common stock or a combination thereof.

Bonuses. We may base cash performance bonuses payable under the 2014 Plan on the attainment of performance goals that the compensation committee establishes that relate to one or more performance criteria described in the plan. Cash performance bonuses, for which there is no minimum payout, must be based upon objectively determinable bonus formulas established in accordance with the plan, as determined by the compensation committee.

Dividend Equivalents. Our compensation committee may grant dividend equivalents in connection with the grant of any equity-based award other than options and appreciation rights. Dividend equivalents may be paid currently or may be deemed to be reinvested in additional shares of stock, which may thereafter accrue additional equivalents and any such reinvestment will be at the fair market value on the date of reinvestment. Dividend equivalents may be payable in cash, shares of common stock or a combination of the two. Our compensation committee will determine the terms of any dividend equivalents.

Performance Awards. The 2014 Plan permits the grant of performance-based stock and cash awards where stock or cash will be issued or paid pursuant to such award only after the achievement of certain pre-established performance goals during a designated performance period.

We may select performance goals from one or more of the following: (1) net earnings or net income; (2) operating earnings; (3) pretax earnings; (4) earnings per share of stock; (5) stock price, including growth measures and total stockholder return; (6) earnings before interest and taxes; (7) earnings before interest, taxes, depreciation and/or amortization; (8) sales or revenue growth, whether in general, by type of product or service, or by type of customer; (9) gross or operating margins; (10) return measures, including return on assets, capital, investment, equity, sales or revenue; (11) cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment; (12) productivity ratios; (13) expense targets; (14) market share; (15) financial ratios as provided in credit agreements of our company; (16) working capital targets; (17) completion of acquisitions of business or companies; (18) completion of divestitures and asset sales; (19) revenues under management; (20) funds from operations; (21) successful implementation of clinical trials, including components thereof; and (22) any combination of any of the foregoing business criteria.

We may base performance goals on a company-wide basis, with respect to one or more business units, subsidiaries or affiliates, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. We may not adjust upward any awards that we intend to qualify as performance-based compensation. The plan administrator retains the discretion to adjust performance-based awards downward, either on a formula or discretionary basis, or any combination as the compensation committee determines. Performance goals may differ from participant to participant and from award to award.

Other Equity-Based Awards. Our compensation committee may grant other types of equity-based awards under the 2014 Plan. Other equity-based awards may be payable in cash, shares of common stock or other equity, or a combination thereof, and may be restricted or unrestricted, as determined by our compensation committee. The terms and conditions that apply to other equity-based awards are determined by the compensation committee.

Change in Control. If we experience a change in control in which equity-based awards that are not exercised prior to the change in control will not be assumed or continued by the surviving entity, unless otherwise provided in an award agreement: (1) with the exception of any performance award, all restricted shares will vest, and all stock units and dividend equivalents will vest and the underlying shares will be delivered immediately before the change in control, and (2) at the Board’s discretion either all options and stock appreciation rights will become exercisable 15 days before the change in control for a period of 15 days, or all options, stock appreciation rights, restricted shares and stock units may be cancelled before the change in control in exchange for payment of any amount in cash or securities having a value (as determined by our board), in the case of restricted shares or stock units equal to the formula or fixed price per share paid to our stockholders and, in the case of options and stock appreciation rights equal to the product of the number of shares subject to the option or stock appreciation right multiplied by the amount by which the formula or fixed price paid to our stockholders exceeds the exercise price of the option or the stock appreciation right. In the case of performance awards denominated in common stock and stock units, if more than half of the performance period has lapsed, we will convert the awards into restricted stock or stock units based on actual performance to date. If less than half of the performance period has lapsed, or if we cannot determine actual performance, we will convert the awards into restricted stock or stock units assuming target performance has been achieved. In the event that equity-based awards are assumed or continued by the surviving entity or substituted by the surviving entity for similar awards, such awards will continue under their terms with appropriate adjustments as to the number of shares subject to such awards and if applicable, the exercise prices of such awards.

Amendment; Termination. Our Board may amend or terminate the 2014 Plan at any time; provided that no amendment may adversely impair the benefits of participants with outstanding awards. Our stockholders must approve any amendment if such approval is required under applicable law or Nasdaq Listing Rules. Unless terminated sooner by our Board or extended with stockholder approval, the 2014 Plan will terminate on the tenth anniversary of the adoption of the plan.

2008 Equity Incentive Plan

General. In June 2008, our Board and our stockholders adopted our 2008 Plan, which was subsequently amended in July 2010 and October 2013. The 2008 Plan was terminated upon the completion of our initial public offering in July 2014, and we will not grant any additional awards under the 2008 Plan. However, the 2008 Plan will continue to govern the terms and conditions of the outstanding awards granted under the 2008 Plan which, as of December 31, 2017, constitute stock options to purchase 1,309,768 shares of our common stock.

Types of Awards. Our 2008 Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock, restricted stock units and stock appreciation rights to our employees, directors and consultants. Our Board has the authority to determine the terms and conditions of the awards granted under the 2008 Plan and to modify outstanding awards under our 2008 Plan. Subject to the terms of our 2008 Plan, our Board has the authority to reduce the exercise price of any outstanding option, cancel any option in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Our 2008 Plan does not allow for the transfer of awards other than by will or the laws of descent or distribution and only the recipient of an award may exercise such award during his or her lifetime, unless our Board provides for additional transfer terms as permitted by Rule 701 of the Securities Act. A participant may designate a beneficiary, however, who may exercise the option following the participant’s death and an option may be transferred pursuant to a domestic relations order.

Corporate Transaction. Our 2008 Plan provides that except as otherwise stated in a stock award agreement, in the event of a sale or disposition of all or substantially all of our consolidated assets, a sale or disposition of at least 90% of our outstanding securities, a merger, consolidation or similar transaction following which we are not the surviving corporation, or a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction (a corporate transaction), outstanding stock awards granted under the 2008 Plan may be assumed, continued or substituted for similar stock awards by the surviving or acquiring corporation. If the surviving or acquiring corporation does not assume, continue or substitute such stock awards, the vesting of stock awards held by participants whose continuous service has not terminated will accelerate in full to a date prior to the corporate transaction as determined by our Board. All stock awards not assumed, continued or substituted for similar stock awards by the surviving or acquiring corporation will terminate upon the corporate transaction. In addition, our Board may also provide, in its sole discretion, that the holder of a stock award that will terminate upon the occurrence of a corporate transaction will receive a payment, if any, equal to the excess of (1) the value of the property the participant would have received upon exercise of the stock award over (2) the exercise price otherwise payable in connection with the stock award.

2014 Employee Stock Purchase Plan

In July 2014, our Board adopted and our stockholders approved our 2014 Employee Stock Purchase Plan, or ESPP. The purpose of the ESPP is to enable our eligible employees, through payroll deductions or cash contributions, to purchase shares of our common stock, to increase our employees’ interest in our growth and success and encourage employees to remain in our employment. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

As of December 31, 2017, we had reserved 475,010 shares of common stock for purchase by our eligible employees. In addition, continuing until the expiration of the ESPP, the number of shares of common stock available for purchase by our eligible employees under the ESPP will automatically increase annually on January 1 of each year, in an amount equal to the lesser of (i) 1% of the total number of issued and outstanding shares of our common stock as of December 31 of the immediately preceding year, or (ii) 200,000 shares of our common stock, except that our Board may act prior to January 1 of any calendar year to provide for an increase of a lesser number of shares (which may be zero). In December 2017, the Board acted such that there was no increase of the number of shares of our common stock available for issuance under the ESPP as of January 1, 2018. In the event there is any change in the number of outstanding shares of our common stock, or the shares of common stock are changed into or exchanged for a different number or type of shares without receipt of consideration by us (for instance, by a recapitalization or stock split), we will proportionately adjust the number or type of shares that the eligible employees may purchase under the ESPP. The shares of common stock issuable under the ESPP may, in the discretion of our Board, be authorized but unissued shares, treasury shares or shares purchased on the open market.

Offering Periods and Optional Purchase Periods. Our compensation committee will determine the length and duration of the periods during which payroll deductions or other cash payments will accumulate to purchase shares of common stock, which period will not exceed 27 months. Each of these periods is known as an offering period.

Our compensation committee may, but is not required to, permit periodic purchases of common stock within a single offering period. The periods during which payroll deductions or other cash payments will accumulate for these purchases are referred to as purchase periods. For 2018, the first offering period and purchase period will commence on January 1, 2018 and will end on June 30, 2018, and the second offering period and purchase period is expected to commence on July 1, 2018 and end on December 31, 2018.

Administration of the ESPP. Our compensation committee administers the ESPP. Each member of our compensation committee that administers the ESPP is both a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act. Our compensation committee also interprets the provisions of the ESPP, may prescribe, amend and rescind rules relating to it, and makes all other determinations necessary or advisable in administering the ESPP, all of which determinations will be final and binding. During any period of time in which we do not have a compensation committee, another committee appointed by our Board will administer the ESPP. References to our compensation committee include a reference to any other committee appointed by our Board for those periods in which such other committee appointed by our Board is acting.

Eligibility. Any of our employees may participate in the ESPP, except: (i) an employee whose customary employment is less than 20 hours per week; and (ii) an employee who, after exercising his or her rights to purchase common stock under the ESPP, would own shares of common stock (including shares that may be acquired under any outstanding options) representing 5% or more of the total combined voting power of all classes of our capital stock. An employee must be employed, as determined under the ESPP and applicable guidance, on the last trading day of the purchase period, or a purchase date, to acquire common stock under the ESPP, unless the employee has died prior to such time.

Participation Election. An eligible employee may participate in the ESPP by completing and submitting to us an election form to participate. Such election will authorize us to make payroll deductions on each pay day following enrollment in the ESPP, or if authorized by our compensation committee, participating employees may provide other cash contributions. Our compensation committee will credit the deductions or contributions to the employee’s account under the ESPP. Subject to certain exceptions, an employee may not during any offering period change his or her percentage of payroll deduction or contribution for that offering period, nor may an employee withdraw any contributed funds. A participating employee may decrease his or her rate of contribution once during a purchase period, or change his or her rate of contribution to take effect on the first day of the next offering period, by delivering to us a new election form to participate in the ESPP. A participating employee may terminate payroll deductions or contributions at any time prior to a purchase date.

Purchase Price. Rights to purchase shares of our common stock will be deemed granted to participating employees as of the first trading day of each offering period. Our compensation committee will determine the purchase price for each share, or the purchase price. The purchase price for an offering period may not be less than 85% of the fair market value of our common stock on the first trading day of the offering period or the purchase date, whichever is lower, and in no event may the purchase price be less than the par value of our common stock.

Purchase Limit. No employee may purchase shares of our common stock in any offering period or in any calendar year under the ESPP and all other “employee stock purchase plans” of the company having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the offering period. Prior to the start of an offering period, our compensation committee, in its discretion, may impose an additional limit on the number or value of shares of common stock an employee may purchase during the offering period. We expect that participating employees will be able to contribute between 1% and 15% of their earnings during an offering period.

Purchase of Common Stock. On each purchase date, a participating employee will be credited with the number of whole shares of common stock purchased under the ESPP during such purchase period. Shares of common stock purchased under the ESPP will be held in the custody of an agent designated by our Board. The agent may hold such shares in stock certificates in nominee names and may commingle shares held in its custody in a single account or in stock certificates without identification as to individual participating employees. Subject to any additional restrictions imposed by our compensation committee, in its discretion, a participating employee may, at any time following his or her purchase of shares of common stock under the ESPP, instruct the agent to have all or part of such shares reissued in the employee’s own name and have the stock certificate delivered to the employee. Our compensation committee may impose a holding period requirement of up to two years from the date participating employees purchase shares of common stock under the ESPP and require that all sales of shares during the holding period be performed through a licensed broker acceptable to us.

If in any purchase period the number of unsold shares that may be made available for purchase under the ESPP is insufficient to permit eligible employees to exercise their rights to purchase shares, our compensation committee will make a participation adjustment and proportionately reduce the number of shares purchasable by all participating employees. Our compensation committee will refund to a participating employee any funds then remaining in his or her account after such exercise.

Authorized Leave of Absence or Disability. Our compensation committee may suspend payroll deductions for a participating employee who remains an eligible employee during any period of absence of the employee from work due to an authorized leave of absence or disability or, if the employee so elects, he or she may continue to pay periodic cash contributions to the ESPP. If such participating employee returns to active service prior to a purchase date, our compensation committee will resume the employee’s payroll deductions.

If such employee did not pay periodic cash contributions during the employee’s period of absence, the employee may elect to either: (i) make up any deficiency in his or her account resulting from a suspension of payroll deductions by an immediate cash payment; (ii) not make up such deficiency in his or her account, in which event the number of shares to be purchased by the employee will be reduced to the number of whole shares that may be purchased with the amount, if any, credited to the employee’s account on the purchase date, plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or (iii) withdraw the amount in his or her account and terminate his or her option to purchase.

Termination of Participation. Our compensation committee will terminate a participating employee’s participation in the ESPP and refund all monies in his or her account if: (i) our Board terminates the ESPP; or (ii) the employee ceases to be eligible to participate in the ESPP. In the event a participating employee’s employment terminates, or is deemed terminated, for any reason other than death, the amount in the employee’s account will be distributed and his or her option to purchase will terminate.

If a participating employee terminates participation in the ESPP on account of his or her death, the employee’s representative may elect to either: (a) purchase shares of common stock on the purchase date with the amount then credited to the employee’s account; or (b) withdraw the amount in his or her account.

Transferability of Shares. No participating employee may transfer or assign his or her rights to purchase shares of common stock under the ESPP, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of common stock under the ESPP may be made only to the participating employee (or, in the event of the employee’s death, to the employee’s estate). During a participating employee’s lifetime, only such participating employee may exercise his or her rights to purchase shares of common stock under the ESPP.

Amendment; Termination. Our Board may, at any time, amend the ESPP in any respect; provided that without stockholder approval, it may not (i) increase the number of shares that may be made available for purchase under the ESPP, or (ii) change the eligibility requirements for participating in the ESPP. Additionally, our Board may not make any amendment to the ESPP that impairs the vested rights of participating employees. Our Board may terminate the ESPP at any time and for any reason or for no reason; provided that such termination will not impair any rights of participating employees that have vested at the time of termination. In any event, the ESPP will, without further action of our Board, terminate at the earlier of (a) ten (10) years after the date of adoption of the ESPP, or (b) such time as all shares of common stock that may be made available for purchase under the ESPP have been issued.

Reorganizations. Upon our dissolution or liquidation, or upon a merger, consolidation or reorganization of the company with one or more other corporations in which we are not the surviving entity, or upon a sale of all or substantially all of our assets or any other transaction approved by our Board resulting in any person or entity owning more than 50% of the combined voting power of all classes of our capital stock, the ESPP and all rights outstanding thereunder will terminate, except to the extent provision is made in writing in connection with such transaction for the continuation or assumption of the ESPP, or for the substitution of the rights under the ESPP with new rights covering the stock of the successor entity with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the ESPP and such rights will continue in the manner and under the terms so provided. Upon termination of the ESPP in this circumstance, the offering period and the purchase period will end on the last trading day prior to such termination, and the rights of each participating employee shall be automatically exercised on such last trading day. Our Board will send written notice of an event that will result in such a termination to all participating employees at least ten (10) days prior to the date upon which the ESPP will be terminated.

If we are the surviving corporation in any reorganization, merger or consolidation of the company with one or more other corporations, all outstanding rights under the ESPP will pertain to and apply to the securities to which a holder of the number of shares of our common stock subject to such rights would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the purchase price per share so that the aggregate purchase price thereafter will be the same as the aggregate purchase price of the shares subject to such rights immediately prior to such reorganization, merger or consolidation.

401(k) Retirement Plan

We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to our 401(k) plan and income earned on such contributions are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to a statutory limit of $18,000 for each of 2016 and 2017. Participants who are at least 50 years old can also make “catch-up” contributions, which in each of 2016 and 2017 may be up to an additional $6,000 above the statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee. Our 401(k) plan also permits us to make discretionary and matching contributions, subject to established limits and a vesting schedule. We have made matching contributions to the plan on behalf of participating employees.

Director Compensation

Cash and Equity Compensation

We maintain a non-employee director compensation policy, which is reviewed and approved each year by the Board. Pursuant to the policy, each non-employee director will receive an annual base retainer of $40,000. In addition, our non-employee directors will receive the following cash compensation for board services, as applicable:

•	the chairman of the Board will receive an additional annual retainer of $30,000;

•
each member of our audit, compensation and nominating and corporate governance committees, other than the chairperson, will receive an additional annual retainer of $8,000, $6,000 and $4,000, respectively; and

•	each chairperson of our audit, compensation and nominating and corporate governance committees will receive an additional annual retainer of $20,000, $15,000 and $9,000, respectively.
During the year ended December 31, 2017, each non-employee director received the applicable retainers described above. We pay all amounts in quarterly installments. We also reimburse each of our directors for their travel expenses incurred in connection with their attendance at Board and committee meetings.

In addition, newly appointed non-employee directors will receive a one-time initial option award to purchase 28,000 shares of our common stock, which will vest over three years with one-third of the shares vesting on the first anniversary of the grant date and the remaining shares vesting in equal monthly installments over the following two years, subject to the director’s continued service on the Board through each vesting date. Thereafter, each non-employee director receives an annual option award, which will vest in its entirety on the one-year anniversary of the grant date, subject to the director’s continued service on the Board. The Compensation Committee amended the policy effective January 1, 2018 to increase the annual option award from 10,000 shares to 12,500 shares of our common stock.

The following table sets forth information concerning compensation accrued or paid to our non-employee directors during the year ended December 31, 2017 for their service on our Board. Directors who are also our employees receive no additional compensation for their service as directors and are not set forth in the table below.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
Ed Penhoet, Ph.D.	74,000	38,036	112,036
David Baltimore, Ph.D.	49,000	38,036	87,036
Franklin Berger	66,000	38,036	104,036
Lewis Coleman	48,000	38,036	86,036
Susan Kelley, M.D.	44,000	38,036	82,036
William Ringo	63,000	38,036	101,036
Peter Svennilson	46,000	38,036	84,036
_______________________

(1)
Amounts reflect the grant date fair value of option awards granted in 2017 in accordance with ASC 718. For information regarding assumptions underlying the value of equity awards, see Note 2 to our financial statements and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation,” included in our Annual Report on Form 10-K. These amounts do not necessarily correspond to the actual value that the named directors may recognize.

The following table provides information regarding equity awards held by each non-employee director as of December 31, 2017:

Name	Options Outstanding (Shares)
Ed Penhoet, Ph.D.	43,278
David Baltimore, Ph.D.	43,278
Franklin Berger	46,337
Lewis Coleman	42,600
Susan Kelley, M.D.	33,300
William Ringo	46,337
Peter Svennilson	40,220

Indemnification

We have entered into separate indemnification agreements with our directors and executive officers in addition to the indemnification provided for in our amended and restated bylaws. These indemnification agreements provide, among other things, that we will indemnify our directors and executive officers for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred by a director or executive officer in any claim, action or proceeding arising in his or her capacity as a director or executive officer of our company or in connection with service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification.

These indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws provide for indemnification of each of our directors and executive officers to the fullest extent permitted by Delaware law.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures Regarding Transactions with Related Persons

We have adopted a policy in which either (i) our audit committee (or any other committee of the Board consisting of independent directors), or (ii) the full Board reviews and approves all proposed related-person transactions. This review covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including purchases of goods or services by or from a related person or entities in which the related person has a material interest, and indebtedness, guarantees of indebtedness and employment by us of a related person. A “related person” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons.

Certain Related-Person Transactions

Other than listed below, there were no related party transactions since January 2017 with our executive officers, directors and beneficial owners of five percent or more of our securities.
Other Transactions
We entered into various employment-related agreements and compensatory arrangements with our executive officers and directors that, among other things, provide for compensatory and certain severance and change of control benefits. For a description of these agreements and arrangements, see the sections entitled “Executive Officer and Director Compensation — Executive Officer Compensation — Employment Agreements and Severance Obligations” and “Executive Officer and Director Compensation — Director Compensation — Cash and Equity Compensation.”
We entered into indemnification agreements with each of our current directors and executive officers. See the section entitled “Executive Officer and Director Compensation — Indemnification.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of March 28, 2018, by (i) each named executive officer, (ii) each director and nominee for director, (iii) all directors and executive officers as a group and (iv) each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our outstanding common stock. Other than as set forth in this table, we are not aware of any person or group that holds in excess of 5% of our outstanding common stock.

Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding common stock, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are currently exercisable within 60 days of March 28, 2018. Options to purchase shares of our common stock that are exercisable within 60 days of March 28, 2018 are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by him or her, except for shares owned jointly with that person’s spouse.

We have based our calculation of beneficial ownership on 48,125,008 shares of our common stock outstanding as of March 28, 2018. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Immune Design Corp., 1616 Eastlake Ave. E., Suite 310, Seattle, Washington 98102.

Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership	Percent of Class (Common Stock)
Named Executive Officers and Directors:
Carlos Paya, M.D., Ph.D.(1)	972,568	2.0%
Stephen Brady (2)	315,407	*
Jan ter Meulen(3)	248,172	*
Ed Penhoet, Ph.D.(4)	43,278	*
David Baltimore, Ph.D.(5)	121,565	*
Franklin Berger(6)	121,337	*
Lewis Coleman(7)	220,600	*
Susan Kelley, M.D.(8)	24,885	*
William Ringo(9)	46,337	*
Peter Svennilson(10)	6,683,162	13.9%
All executive officers and directors as a group (12 persons)	9,069,755	18.1%
5% Stockholders:
Alta Partners VIII, L.P.(11)	2,482,775	5.2%
Brookside Capital Trading Fund, L.P.(12)	3,316,769	6.9%
Biotechnology Value Fund, L.P. and its affiliated entities(13)	4,106,200	8.5%
EcoR1, LLC(14)	3,562,600	7.4%
Franklin Advisors, Inc.(15)	3,231,753	6.7%
The Column Group and its affiliated entities(16)	6,642,942	13.8%
Topspin Fund L.P.(17)	5,664,739	11.8%
______________________

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)	Consists of (a) 15,090 shares of common stock and (b) 957,478 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 28, 2018.

(2)	Consists of (a) 8,412 shares of common stock and (b) 306,995 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 28, 2018.

(3)	Consists of (a) 6,034 shares of common stock and (b) 242,138 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 28, 2018.

(4)
Consists of 43,278 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 28, 2018. Dr. Penhoet retired as a director of Alta Partners on December 31, 2016.

(5)	Consists of (a) 78,287 shares of common stock and (b) 43,278 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 28, 2018.

(6)	Consists of (a) 75,000 shares of common stock and (b) 46,337 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 28, 2018.

(7)
Consists of (a) 175,000 shares of common stock held in trust by Lewis Coleman, (b) 3,000 shares of common stock beneficially held by Mr. Coleman’s spouse, and (c) 42,600 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 28, 2018.

(8)	Consists solely of 24,885 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 28, 2018.

(9)	Consists solely of 46,337 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 28, 2018.

(10)
Consists of (a) 3,161,942 shares of common stock beneficially held by The Column Group, LP, (b) 800,000 shares of common stock beneficially held by The Column Group II, LP, (c) 2,681,000 shares of common stock beneficially held by Ponoi Capital and (c) 40,220 shares of common stock issuable upon exercise of stock options granted to Mr. Svennilson that are exercisable within 60 days of March 28, 2018. Mr. Svennilson is a managing partner of The Column Group GP, LP, The Column Group II GP, LP and Ponoi LLC,, the general partners of The Column Group, LP, The Column Group II, LP and Ponoi, LP, respectively, and may be deemed to have shared voting and dispositive power with respect to these shares. Mr. Svennilson disclaims beneficial ownership of shares held by The Column Group, LP and The Column Group II, LP.

(11)
Consists of 2,482,775 shares of common stock held by Alta Partners VIII, L.P. Alta Partners Management VIII, LLC is the general partner of Alta Partners VIII, L.P. and shares voting and dispositive power over the shares of our common stock held by Alta Partners VIII, L.P. Farah Champsi, Daniel Janney, and Guy Nohra are the managing directors of Alta Partners VIII, L.P. and Alta Partners Management VIII, LLC and may be deemed to share dispositive and voting control with respect to the shares held by Alta Partners. The principal address of Alta Partners is One Embarcadero Center, 37th Floor, San Francisco, California 94111.

(12)
Consists of 3,316,769 shares of common stock held by Brookside Capital Trading Fund, L.P. (Trading Fund), whose sole general partner is Brookside Capital Investors II, L.P. (Brookside Investors II), whose sole general partner is Bain Capital Public Equity Management, LLC (BCPE Management). The principal address of Trading Fund, Brookside Investors II and BCPE Management is c/o Bain Capital Public Equity, LP, 200 Clarendon Street, Boston, Massachusetts 02116.

(13)
Consists of (a) 1,936,934 shares of common stock beneficially owned by Biotechnology Value Fund, L.P. (BVF), (b) 1,293,961 shares of common stock beneficially owned by Biotechnology Value Fund II, L.P. (BVF2), (c) 332,660 shares of common stock beneficially owned by Biotechnology Value Trading Fund OS LP (Trading Fund OS) and (d) 542,645 shares of common stock held in certain Managed Accounts (Partners Managed Accounts) of BVF Partners L.P. (Partners), the general partner of BVF and BVF2, the investment manager of Trading Fund OS and the sole member of BVF Partners OS Ltd. (Partners OS), each as of the close of business on December 31, 2016. BVF Inc., the general partner of Partners, may be deemed to beneficially own the 4,106,200 shares of common stock beneficially owned by Partners. Mark N. Lampert, as director and officer of BVF Inc., may be deemed to beneficially own the 4,106,200 shares of common stock beneficially owned by BVF Inc. Partners OS, as the general partner of Trading Fund OS, may be deemed to beneficially own the 332,660 shares of common stock beneficially owned by Trading Fund OS. Partners, BVF Inc. and Mr. Lampert share voting and dispositive power over the shares of common stock beneficially owned by BVF, BVF2, Trading Fund OS and Partners Managed Accounts. Partners OS disclaims beneficial ownership of the shares of common stock beneficially owned by Trading Fund OS. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares of common stock beneficially owned by BVF, BVF2, Trading Fund OS and Partners Managed Accounts. The principal address of the Biotechnology Value Fund is 1 Sansome Street, 30th Floor, San Francisco, California 94104.

(14)
Consits of 3,562,600 shares of common stock beneficially held by Ecor1 Capital, LLC (EcoR1) and Oleg Nodelman (Nodelman), of which 2,918,228 shares of common stock are beneficially held by EcoR1 Capital Fund, L.P. (Qualified Fund). Ecor1, Nodelman and Qualified Fund have shared voting power and shared dispositive power with respect to shares it beneficially holds. The principal address of EcoR1, Nodelman and Qualified Fund is 409 Illinois Street, San Francisco, California 94158.

(15)
Consists of 3,231,753 shares of common stock beneficially held by Franklin Advisors, Inc. These shares are beneficially owned by one or more open - or closed - end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries (Investment Management Subsidiaries) of Franklin Resources, Inc. (FRI). Charles B. Johnson and Rupert H. Johnson, Jr. (Principal Shareholders) each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. FRI, the Principal Shareholders and each of the Investment Management Subsidiaries disclaim any pecuniary interest in any of the shares. Franklin Advisors, Inc. has sole voting and sole dispositive power with respect to the shares. The principal address of Franklin Advisors, Inc., FRI and the Principal Shareholders is One Franklin Parkway, San Mateo, California 94403.

(16)
Consists of (a) 3,161,942 shares of common stock held by The Column Group, LP, (b) 800,000 shares of common stock held by The Column Group II, LP and (c) 2,681,000 shares of common stock beneficially held by Ponoi Capital, LP. Peter Svennilson and David Goeddel are the managing partners of The Column Group GP, LP, The Column Group II GP, LP and Ponoi LLC, which are the general partners of The Column Group, LP, The Column Group II, LP and Ponoi, LP, respectively, and may be deemed to have shared voting and dispositive power with respect to these shares. Tim Kutzkey is a managing partner of Ponoi LLC and may be deemed to have shared voting and dispositive power with respect to the shares held by Ponoi Capital, LP. The principal address of The Column Group is 1700 Owens Street, Suite 500, San Francisco, California 94158.

(17)
Consists of (a) 5,526,514 shares of common stock held by Topspin Fund L.P. and (b) 138,225 shares of common stock held in individual retirement accounts in the name of Leo A. Guthart. LG Management, LLC, the general partner of Topspin Fund L.P., may be deemed to have shared voting control and investment discretion over the shares of common stock held by Topspin Fund L.P. Mr. Guthart is the managing member of LG Management, LLC and may be deemed to have shared voting control and investment discretion over the shares of common stock held by Topspin Fund L.P. Mr. Guthart may also be deemed to be a beneficial owner of the shares in the individual retirement accounts in his name. Each of LG Management, LLC and Mr. Guthart disclaims beneficial ownership of these shares, except to the extent of their respective indirect pecuniary interests in such shares. The principal address of Topspin Fund L.P. is Three Expressway Plaza, Suite 100, Roslyn Heights, New York 11577.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to report to the SEC their initial ownership of our common stock and any subsequent changes in that ownership. The SEC has established specific due dates for these reports and we are required to disclose in this proxy statement any late filings or failures to file.

Based solely on our review of the copies of such reports furnished to us and written representations from reporting persons that no other reports were required during the fiscal year ended December 31, 2017, we believe that, during the 2017 fiscal year, all of our directors, executive officers and persons who own more than 10% of our common stock complied with all Section 16(a) filing requirements applicable to them.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2017.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders
2008 Equity Incentive Plan(1)	1,309,768	2.73	—
2014 Omnibus Incentive Plan(2)	2,784,764	14.83	947,199
2014 Employee Stock Purchase Plan	—	—	475,010
Equity compensation plans not approved by stockholders	—	—	—
Total	4,094,532		1,422,209
_______________________

(1)	The 2008 Plan terminated in 2014, and any shares becoming available under the 2008 Plan by expiration, forfeiture, cancellation or otherwise have been and will be allocated to the 2014 Plan.

(2)
Under the 2014 Plan, column (a) includes 195,172 shares of common stock subject to outstanding restricted stock units, which are not included in determining the weighted-average exercise price under column (b), because no cash consideration is required to receive these shares upon vesting.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single set of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Proxy Materials, please notify your broker.

You may also request an additional proxy statement and annual report by sending a written request to:
Immune Design Corp.
Attn: Stephen Brady, Executive Vice President, Strategy & Finance
601 Gateway Boulevard, Suite 250
South San Francisco, CA 94080
(650) 392-8350

Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.
INCORPORATION BY REFERENCE

The financial statements and other information required by Item 13(a) of Schedule 14A under the Exchange Act to be incorporated into Proposal No. 3 are incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 14, 2018.

UPON RECEIPT OF A WRITTEN REQUEST, WE WILL FURNISH TO ANY STOCKHOLDER, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017 AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SEC UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO THE IMMUNE DESIGN CORP., 601 GATEWAY BOULEVARD, SUITE 250, SOUTH SAN FRANCISCO, CA 94080, ATTENTION: CORPORATE SECRETARY. EXCEPT FOR THE INFORMATION INCORPORATED BY REFERENCE FROM THE FORM 10-K DESCRIBED ABOVE, THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

OTHER MATTERS

We know of no other business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card to vote the shares represented thereby in accordance with the recommendation of the Board.

By Order of the Board of Directors,
Carlos V. Paya, M.D., Ph.D.
President and Chief Executive Officer
Seattle, Washington
April 26, 2018

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 02TFPB 2 2 D V + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowC Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.Date (mm/dd/yyyy) — Please print date below. + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3. For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2018. 1. Election of Directors: For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION 01 - Ed Penhoet, Ph.D. 02 - David Baltimore, Ph.D. Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. For Against Abstain 3. Approval of stock option exchange program. Admission Ticket Vote by Internet • Go to www.envisionreports.com/IMDZ • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Pacific Time, on June 12, 2018.

. Notice of 2018 Annual Meeting of Stockholders 1616 Eastlake Avenue East, 1st Floor, Seattle, Washington 98102 Proxy Solicited by the Board of Directors for the Annual Meeting to be held on June 13, 2018 Carlos Paya, M.D., Ph.D. and Ed Penhoet, Ph.D., or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2018 Annual Meeting of Stockholders of Immune Design Corp. to be held at 1:00 p.m., Pacific time, on June 13, 2018, and at any postponement or adjournment thereof. Shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) PROXY — IMMUNE DESIGN CORP. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 2018 Annual Meeting Admission Ticket 2018 Annual Meeting of Immune Design Corp. Stockholders Wednesday, June 13, 2018 1:00 p.m. Pacific Time 1616 Eastlake Ave. E., 1st Floor Seattle, Washington 98102 Upon arrival, please present this admission ticket and photo identification at the registration desk.